As Filed With the Securities and Exchange Commission on August 5, 1998


                           Registration No. 333-37935

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          BRADLEY PHARMACEUTICALS, INC.
                 (Name of Small Business Issuer in Its Charter)


                   Delaware                                   2834
            (State Or Jurisdiction                 (Primary Standard Industrial
      of Incorporation or Organization)            Classification Code Number)

                                   22-2581418
                                (I.R.S. Employer
                               Identification No.)


                                383 Route 46 West
                               Fairfield, NJ 07004
                                 (973) 882-1505
                        (Address and Telephone Number of
          Principal Executive Offices and Principal Place of Business)

                                 Daniel Glassman
                              Chairman of the Board
                          Bradley Pharmaceuticals, Inc.
                                383 Route 46 West
                               Fairfield, NJ 07004
                                 (973) 882-1505
            (Name, Address and Telephone Number of Agent For Service)

                                   Copies to:

                                W. Raymond Felton
               Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP
                       99 Wood Avenue South, P.O. Box 5600
                          Woodbridge, New Jersey 07095
                                 (732) 549-5600

                Approximate Date of Proposed Sale to the Public:
As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.G

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.G

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.G

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS


                    1,450,000 Shares of Class A Common Stock

                          BRADLEY PHARMACEUTICALS, INC.

     This Prospectus relates to an aggregate of 1,450,000 shares (the "Shares") of Class A Common Stock, par value $.01 per share (the "Common Stock"), of Bradley Pharmaceuticals, Inc., a Delaware corporation (the "Company"), proposed to be sold from time to time by Berlax Laboratories, Inc., a Delaware corporation (the "Selling Stockholder"). See "The Selling Stockholder."

     Shares of the Company's Common Stock are traded on the Nasdaq National Market under the symbol "BPRX." On July 23, 1998, the closing price per share of the Company's Common Stock on the Nasdaq National Market was $2.06 per share. See "Price Range of Common Stock."

     It is anticipated that the Selling Stockholder will offer the Shares for sale at prevailing prices on the Nasdaq National Market on the date or dates of sale. The Selling Stockholder also may make private sales of the Shares directly or through broker-dealers at prevailing market prices or at prices otherwise negotiated. None of the proceeds from the sale of the Shares will be received by the Company.

     All costs, expenses and fees incurred in connection with the registration of the Shares are being borne by the Company. All brokerage commissions and other selling expenses incurred by the Selling Stockholder will be borne solely by the Selling Stockholder.
See "Use of Proceeds," "Selling Stockholder" and "Plan of Distribution."

        FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY
       INVESTORS IN EVALUATING AN INVESTMENT IN THE SHARES OFFERED HEREBY,
                     SEE "RISK FACTORS" BEGINNING AT PAGE 5.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is August 5, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company can be inspected and copied at the principal office of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should be available at the Commission's Regional Offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is quoted on the Nasdaq National Market, and reports, proxy and information statements and other information concerning the Company also may be inspected and copied at the offices of the Nasdaq National Market, located at 1735 K Street, N.W., Washington, D.C. 20006. The Company also furnishes its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

         This Prospectus constitutes a part of the Registration Statement on Form SB-2 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain items of which have been omitted in this Prospectus in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the offering of the Shares, reference is hereby made to the Registration Statement and the exhibits thereto. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected at, and copies thereof may be obtained at prescribed rates from, the public reference facilities of the Commission set forth above.

                           FORWARD LOOKING STATEMENTS

         THIS PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE RESULTS OF OPERATIONS AND BUSINESS OF THE COMPANY. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE
ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED, PROJECTED, FORECAST, ESTIMATED OR BUDGETED IN SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (i) FAILURE OF THE COMPANY TO CARRY OUT SUCCESSFULLY ITS BUSINESS PLAN; (ii) FAILURE OF THE COMPANY TO SECURE ADDITIONAL FINANCING ON FAVORABLE TERMS, IF NECESSARY, TO SUPPORT OPERATIONS;
(iii) LOSS OF KEY EXECUTIVES; (iv) HEIGHTENED COMPETITION; (v) GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH ARE LESS FAVORABLE THAN EXPECTED; AND (vi) UNANTICIPATED CHANGES IN INDUSTRY TRENDS. SEE "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS."

                               PROSPECTUS SUMMARY

         The follow summary is qualified in its entirety by reference to, and should be read in conjunction with, the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

                                   The Company

         Bradley Pharmaceuticals, Inc. (the "Company") manufactures and markets over-the-counter and prescription pharmaceutical and health related products. The Company's product line currently includes dermatological brands (marketed by the Company's wholly-owned subsidiary, Doak Dermatologics, Inc. ("Doak")) and nutritional, respiratory, personal hygiene and internal medicine brands (marketed by the Company's Kenwood Laboratories division ("Kenwood")). Substantially all of the Company's dermatological product lines are manufactured and packaged at Doak's Westbury, New York facility. The Company's other product lines are manufactured and supplied by independent contractors under the Company's quality control standards. The Company's products are then marketed, either directly or through intermediaries, to wholesalers, retail chains and healthcare institutions throughout the United States and to distributors in selected international markets.

         The Company's growth strategy has been to make acquisitions of established products from major pharmaceutical organizations which the Company believes require intensified marketing and promotional attention. The Company believes that significant growth opportunities exist in this market niche as a result of the divestiture by major pharmaceutical companies of certain established product lines that have become less profitable in relation to their other products. As a result, the Company has acquired, and intends to continue to acquire, rights to manufacture and market pharmaceutical and health related products which are effective and for which a demonstrated market exists, but which are not actively promoted and where the surrounding competitive environment does not necessarily include major pharmaceutical companies.

         The Company's ability to make further product acquisitions will depend, among other things, on the availability of appropriate acquisition opportunities and financing and the Company's ability to consummate acquisitions on favorable terms. Because there can be no assurance that the Company will be able to consummate in a timely manner attractive acquisitions on favorable terms, management has focused, and will continue to focus, on developing and extending the Company's existing acquired product lines.

         The Company's most significant acquisition to date was in December 1993, when the DECONAMINE(R) cold/flu/allergy product line was purchased from Berlex Laboratories, Inc., a subsidiary of Schering AG ("Berlex"). During September 1997, the Company satisfied its remaining payment obligations due to Berlex arising out of the Company's 1993 acquisition of the DECONAMINE(R) product line.

         The Company was incorporated under the laws of the State of New Jersey in January 1985 and was reincorporated in Delaware in July 1998. The Company's principal executive offices are located at 383 Route 46 West, Fairfield, New Jersey 07004, and its telephone number is (973) 882-1505.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

         The summary historical financial data of the Company (i) as of and for each of the two fiscal years ended December 31, 1997 have been derived from the audited financial statements of the Company and (ii) as of and for the six months ended June 30, 1997 and 1998 have been derived from the interim unaudited financial statements of the Company which, in the opinion of management, include all adjustments necessary for a fair presentation of the Company's results of operations and financial condition. The historical financial information for the six months ended June 30, 1998 is not necessarily indicative of future results of operations.


Statement of Operations Data:


                                                        Six Months Ended June 30,
                             Year ended December 31,           (Unaudited)
                              1997           1996           1998         1997
                              ----           ----           ----         ----

Net Sales ..............   $15,023,762   $12,769,266   $ 7,929,402   $ 7,373,970
Gross Profit ...........   $10,831,019   $ 9,457,953   $ 5,594,999   $ 5,566,594
Total Operating Expenses   $ 9,866,113   $ 7,709,446   $ 4,670,268   $ 5,000,474
Total Income (Loss) ....   $   906,406   $ 1,598,507   $   582,731   $   342,370
Net Income (Loss)
  Per Share
Basic ..................   $      0.11   $      0.22   $      0.07   $      0.04
Diluted ................   $      0.11   $      0.22   $      0.06   $      0.04
Weighted Average Number
  of Shares Outstanding
Basic ..................     8,190,000     7,180,000     8,440,000     8,100,000
Diluted ................     8,460,000     7,240,000     9,350,000     8,150,000



Balance Sheet Data:

                                                                                 At June 30,
                                                At December 31,                  (Unaudited)
                                     1997            1996            1998            1997
                                     ----            ----            ----            ----               ----

Working Capital (Deficit) ....   $     27,732    $ (2,828,800)   $    827,339    $ (2,039,938)
Total Assets .................   $ 18,181,882    $ 20,703,169    $ 18,828,439    $ 19,606,978
Total Long Term Debt .........   $    264,406    $    530,964    $    226,401    $    326,292
Total Liabilities ............   $  5,007,787    $  8,887,969    $  5,195,230    $  7,527,823
Retained Earnings (Accumulated   $ (2,094,082)   $ (3,000,488)   $ (1,511,350)   $ (2,658,117)
   Deficit)
Stockholders' Equity .........   $ 13,174,095    $ 11,815,200    $ 13,363,209    $ 12,079,155


                                  RISK FACTORS


         The securities offered hereby are speculative in nature and involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company before making an investment decision.

         1.ab Dependence on DECONAMINE(R) Product Line Sales; Uncertainty Regarding Future Marketing of DECONAMINE(R). For the year ended December 31, 1997, and the six months ended June 30, 1998, sales of the Company's
DECONAMINE(R) product line accounted for approximately 45% and 40%, respectively, of the Company's 1997 and six months ended June 30, 1998 net sales. As such, the Company's operations can be deemed to be dependent on the Company's ability to market and sell its DECONAMINE(R) product line. There can be no assurance, however, that the Company can continue to successfully promote and market its DECONAMINE(R) product line.

         All over-the-counter cough/cold products are regulated by the United States Food and Drug Administration (the "FDA") pursuant to monographs which specify permissible active ingredients, labeling and indications and also determine when specific drug products, such as the DECONAMINE(R) line of products, change from prescription to over-the-counter status (i.e., a status not requiring a prescription for the product purchase). The Company's DECONAMINE(R) product line, which currently has prescription status, falls under these monographs. Once a final monograph is issued by the FDA with respect to a product, the product historically can remain as a prescription product for up to one additional year. The Company anticipates that final monographs for the Company's DECONAMINE(R) product line, thereby converting the product line from prescription status to over-the-counter status, are expected to be issued by the FDA at some time in the future. The Company currently intends to continue to market and distribute its DECONAMINE(R) line of products as prescription products for as long as it may lawfully continue to do so. The Company is exploring its marketing and distribution strategy relating to its DECONAMINE(R) product line after final monographs covering these products are issued, and, as such, it is not currently possible for the Company to predict how its operations and financial condition will be affected, or whether it will have resources sufficient to aggressively market the DECONAMINE(R) line of products, if, and when, this product line is converted from prescription status to over-the-counter status.

         Further, the Company's DECONAMINE(R) SR product requires the Company to file an Abbreviated New Drug Application (an "ANDA") with the FDA to be in compliance with the regulation that all controlled release products, like
DECONAMINE(R) SR, be the subject of an ANDA. The cost of this ANDA is approximately $900,000. The Company has entered into an agreement with Phoenix International to perform the clinical studies required for the issuance of the ANDA. As of the date of this Prospectus, the Company had paid approximately $300,000 with respect to this project. This project is being deferred until regulatory and competitive circumstances warrant completion and submission to the FDA. Completion of this research and development project is subject, in addition, to the Company's either generating sufficient cash flow from operations to fund the same or obtaining requisite financing from outside sources, of which there can be no assurance. Therefore, the Company cannot at this time reasonably anticipate the timing of the expenditure of funds necessary for completing the ANDA with respect to its DECONAMINE(R) SR product. The inability of the Company to further develop and/or file the necessary ANDA for DECONAMINE(R) SR would have a material adverse effect on the Company's business. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and "Business."

         2.ab Reliance on Manufacturers and Suppliers. Prior to 1994, the Company did not own or operate any manufacturing or production facilities.
Rather, the Company's products were manufactured and supplied by independent companies, many of which also manufactured and supplied products for many of the Company's competitors. The Company currently manufacturers and assembles substantially all of its Doak line of products, which products accounted for approximately 45% and 40%, respectively, of the Company's Fiscal 1997 and six months ended June 30, 1998 net sales. The Company is currently implementing a plan to close its manufacturing facility and outsource its manufacturing. The Company may therefore have less ability to control and supervise the manufacture of its products. The remainder of the Company's products, including the DECONAMINE(R) line of products, continue to be manufactured and supplied by independent companies. While the Company has entered into a contract, renewable annually, with Upsher Smith for the manufacture of LUBRIN(R), the Company does not generally have any licensing or other supply agreements with its manufacturers or suppliers for its products and is currently dependent upon a limited number of potential suppliers. Any of these suppliers could terminate their relationship with the Company at any time. The Company has from time to time experienced delays in shipments from some of its vendors. Although management believes it can obtain replacement manufacturing arrangements, the absence of such agreements between the Company and its present suppliers may, in certain instances, have an adverse effect upon the Company's sales and marketing efforts. To date, the Company has not encountered any problems, or experienced delays, in locating alternative manufacturers and suppliers. Further, all of the Company's pharmaceutical suppliers must be authorized under FDA regulations or specific approvals and must manufacture the Company's products in authorized facilities pursuant to federally regulated current good manufacturing practices ("CGMP'S"). There can be no assurance that in the event the Company were to experience difficulties with its present manufacturers or suppliers, the Company would not experience delays in obtaining products which could materially adversely affect its operations. See "Business."

         3.ab Pharmaceutical Manufacturer. All pharmaceutical manufacturers, including the Company, are subject to extensive federal and state regulations, and the Company cannot predict the extent to which it may be affected in the future by legislative and other regulatory developments concerning its products. In the United States, drug products manufactured or sold by the Company are subject to regulation by the FDA, principally under the Federal Food, Drug and Cosmetic Act, as well as by other federal and state agencies. The FDA regulates all aspects of the testing, manufacture, safety, labeling, storage, record keeping, advertising and promotion of new and old drugs, including the monitoring of compliance with CGMP'S. Non-compliance with applicable requirements can result in fines and other sanctions, including the initiation of product seizures, injunction actions and criminal prosecutions based on practices that violate statutory requirements. In addition, administrative remedies can involve voluntary recall of products, as well as the withdrawal of approval of products in accordance with due process procedures. Similar regulations exist in most foreign countries in which the Company's products are distributed or sold. The restriction or prohibition of sales of products marketed by the Company could also materially and adversely affect the Company's business.

         As a pharmaceutical manufacturer, the Company may be subject to periodic inspections of its manufacturing facilities by the FDA. CGMP violations or good record keeping deficiencies uncovered by the FDA in such inspections could have an adverse affect on the Company's operations. The Company's manufacturing facility has been inspected by the FDA, which found the site to then be in compliance with CGMP'S. There can be no assurance that the Company's manufacturing facility will, in the future, continue to be operated in compliance with CGMP'S. See "Business - Manufacturers and Suppliers" and "Marketing and Sales."

         The Company is currently implementing a plan to close its manufacturing facility and outsource its manufacturing. The Company may therefore have less ability to control and supervise the manufacture of its products.
         4.ab Past Due Nature of Accounts Payable. The Company, at June 30, 1998, had approximately $748,937 of accounts payable that were more than 90 days past due. Only one of these accounts payable, however, was in excess of $100,000. Moreover, the Company believes that it has meritorious defenses and legitimate rights of offset with respect to a portion of these accounts payable, and has received indications from creditors that such creditors are willing to refrain from taking enforcement action against the Company while the Company attempts to negotiate or restructure its financial obligations to them. Notwithstanding the foregoing, the Company presently lacks the cash resources or borrowing base necessary to satisfy in full these past due accounts payable if it were required to satisfy them immediately. There can be no assurance that the Company's creditors will continue to refrain from commencing or otherwise initiating enforcement or other collection actions against the Company with respect to the Company's past due accounts payable. The initiation of any such enforcement or collection actions could have a material adverse affect on the Company's operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         5.ab Industry Consolidation Among Wholesalers. The pharmaceutical distribution industry has recently experienced a significant consolidation among wholesalers. As a consequence, channels for wholesale pharmaceutical distribution are less abundant than historically available. As a consequence, the Company is dependent on a fewer number of wholesalers to distribute its products and the Company's ability to negotiate price terms with such wholesalers has been eroded. While management of the Company believes that this consolidation among wholesalers will ultimately reduce the Company's distribution costs, the Company's inability to aggressively negotiate price terms with wholesalers, over the long term, could inhibit the Company's efforts to achieve targeted profit margins. Notwithstanding the Company's ability to by-pass the wholesale distribution network by distributing its products to end-users directly, there can be no assurance that the continued or future consolidation among pharmaceutical wholesalers will not materially adversely affect the Company's operations or financial condition. See "Business."

         6.ab Expansion Risks; Capital Requirements; Pledge of Substantially All Assets. The Company's principal strategy is to continue to expand its business through the acquisition of businesses and new products, as well as product line extensions, and increased marketing, distribution, manufacturing and assembling activities. The Company seeks products that it believes can be profitable under the Company's management and in which there are no adverse FDA rulings. To date, none of the Company's products have been subject to any adverse FDA ruling and the Company has no reason to believe that any of its current products will become the subject of any adverse FDA ruling. There is no guarantee that sales of newly acquired products will be profitable to the Company or that such products will meet anticipated sales levels. Moreover, while the Company anticipates making future acquisitions in accordance with its strategic plan, no assurance can be given that the Company will consummate any future acquisitions or that the Company will be able to achieve the same rates of return and historical sales levels of any product acquired. In addition, expansion of the Company's marketing and distribution activities will require the Company to attract and retain additional qualified personnel. Although the Company, to date, has attracted and retained qualified personnel, there is no assurance that the Company will be able to continue to recruit or retain personnel of the requisite caliber or in adequate numbers to enable it to implement its business strategy. Moreover, no assurance can be given that the Company will be able to successfully integrate any newly acquired product or business into the Company's operations. The failure to do so could have a material adverse effect on the financial condition and operations of the Company.

         The Company's expansion strategy presupposes the Company's ability to finance new product acquisitions from existing working capital, positive cash flow from operations and/or new borrowings. While the Company is not currently prohibited from other borrowings of money, its ability to grant liens upon, and security interests in, its assets is restricted by the terms of the Company's current credit facility with The CIT Group ("CIT"), in whose favor the Company has granted a lien on, and security interest in, substantially all of the Company's assets to secure the Company's obligations to CIT under the CIT credit facility. The existence of the encumbrances covering the Company's assets granted in favor of CIT could adversely affect the Company's ability to secure new or asset-based borrowings if necessary. Accordingly, there can be no assurance that the Company will be able to borrow, on commercially reasonable terms or otherwise, new funds in the future, if necessary, to finance further acquisitions or support operations. The Company currently has not identified any specific potential acquisitions and no assurance can be given that additional capital will be available to the Company in the future, if needed, to finance further acquisitions. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         7.ab Competition. The business of distributing pharmaceutical and health related products is highly competitive. The Company competes primarily against established pharmaceutical and consumer product companies which currently market products that are equivalent or functionally similar to those the Company markets. The Company focuses its marketing efforts on products, the major competition for which are products sold by companies other than major firms in the pharmaceutical industry, and seeks to compete based on targeted marketing and promotional programs and lower prices. There can be no assurance that the Company will be successful in this regard. Moreover, there can be no assurance that major pharmaceutical companies will not develop and market new and innovative products competitive with any of the Company's products. Further, since most of the Company's products are not protected by issued patents, products similar in composition and intended use could be manufactured and distributed by the Company's competitors. Most of the Company's competitors possess substantially greater financial, technical and other resources than the Company. See "Business-Competition."

         8.ab Product Liability. Pharmaceutical and health related products, such as those marketed by the Company, may carry certain health risks and, consequently, the Company may be exposed to potential product liability claims by consumers. The Company maintains a product liability insurance policy providing direct coverage in the aggregate amount of $3,000,000 and is an additional insured under its manufacturers' policies. The Company's present insurance may not be adequate in the event of an adverse judgment against the Company. In the event that any product liability claim is not fully funded by applicable insurance, or if the Company is unable to recover damages from the manufacturer of the product that may have caused such injury, the Company will be required to pay such claims from its own funds. Any such payment could have a material adverse affect on the Company's financial condition. In addition, there is no assurance that the Company will be able to maintain its liability insurance in effect in the future at reasonable premium rates, if at all. See "Business-Product Liability Insurance."

         9.ab Government Regulation. The Company's products are subject to rigorous regulation by the FDA and by state authorities, primarily under the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder (along with comparable state laws). These laws regulate the manufacture, shipping, storage and sale of such products, including CGMP'S, and the storage and use of samples. The FDA, Federal Trade Commission and state authorities also regulate the advertising of prescription and over-the-counter products. The Company has received assurance from its suppliers that all of the products meet the applicable regulatory standards in all substantial respects. There is, however, no assurance that the Company's current or future suppliers will meet all applicable standards. A failure to meet such standards could substantially adversely impact the Company's business. Adverse governmental enforcement efforts or future adverse regulatory changes could also result in a cessation of sales of a product, in penalties, adverse publicity and/or recalls or criminal sanctions.

         Certain of the Company's pharmaceutical products are sold over-the-counter (i.e., without a prescription). These products are subject to FDA regulations known as monographs, which specify, among other things, permissible active ingredients, labeling and indications. No assurance can be given that future FDA enforcement or regulatory decisions or changes to monographs will not hamper the Company's marketing efforts at considerable cost to the Company or render the Company's products unlawful for commercial sale, causing the Company to withdraw its products from the marketplace or spend substantial funds reformulating the products. See "Business-Government Regulation."

         10.ab Chargebacks and Rebates. Chargebacks and rebates are the difference between the prices at which the Company sells its products (principally DECONAMINE(R)SR) to wholesalers and the sales price ultimately paid by the end-user (often governmental agencies and managed care buying groups) pursuant to fixed price contracts. The Company records an estimate of the amount either to be charged back to the Company or rebated to the end- user at the time of sale to the wholesaler. Over recent years, the managed care system of chargebacks and rebates gained greater acceptance by the pharmaceutical industry in general. Managed care organizations increasingly began using these sales price adjustments (chargebacks and rebates) as a method to reduce overall costs in drug procurement. Levels of chargebacks and rebates have increased momentum and have caused a greater need for more sophisticated tracking and data gathering to confirm sales at contract prices to end-users with respect to related Company sales to wholesalers. Management records an accrual for chargebacks and rebates based upon factors including current contract prices, historical chargeback rates and actual chargebacks claimed. The amount of actual chargebacks claimed could, however, differ (either higher or lower) in the near term from the amounts accrued by the Company and could materially impact the Company's financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         11.ab Control by Insiders. The beneficial holdings of the executive officers and directors of the Company include 1,589,180 shares of Class A Common Stock and 407,821 shares of Class B Common Stock, without par value (the "Class B Common Stock"), which Class B Common Stock possesses five votes per share (other than with respect to the election of directors). At all times while there are at least 325,000 shares of Class B Common Stock issued and outstanding, holders of the Class B Common Stock, voting as a separate class, have the right to elect a majority of the Board of Directors of the Company. Accordingly, the executive officers and directors of the Company currently have the ability, and it is anticipated that in the future they will continue to have the ability, to elect a majority of the Company's directors and thereby otherwise authorize certain corporate transactions without concurrence of the outside public stockholders of the Company. See "Principal Stockholders."

         12.ab Dependence on Key Personnel. The Company's day to day operations are managed by its President, Chief Executive Officer and Chairman, Daniel Glassman. Mr. Glassman does not currently have an employment agreement with the Company. The loss of the services of Mr. Glassman would materially adversely affect the conduct of the Company's business. See "Management."

         13.ab Outstanding Warrants and Options; Shares Eligible for Future Sale. There are currently outstanding a substantial number of options and warrants entitling the holders thereof to purchase shares of Class A Common Stock. In addition, the holders of shares of Class B Common Stock have the unilateral right, exercisable at any time, to convert their shares of Class B Common Stock into shares of Class A Common Stock. If all outstanding warrants and options were exercised and all shares of Class B Common Stock converted into shares of Class A Common Stock, approximately an additional 3,891,917 shares of Class A Common Stock would be required to be issued and be outstanding. The sale, or availability for sale, of such substantial amounts of additional shares of Class A Common Stock in the public marketplace could adversely affect the prevailing market price of the Company's securities and otherwise impair the Company's ability to raise additional capital through the sale of its equity securities. See "Description of Securities."

         14.ab Dividends Prohibited and Otherwise Unlikely. The Company's credit facility with CIT currently prohibits the payment by the Company of any cash dividends at any time while amounts remain outstanding under the CIT credit facility. Moreover, and without giving effect to the terms of the CIT credit facility, the Company currently does not intend to declare or pay cash dividends in the foreseeable future. Earnings, if any, are expected to be retained to finance and expand the Company's business.

         15.ab Environmental Matters. On April 8, 1994, the Company was apprised by the New York State Department of Environmental Conservation ("NYSDEC") that Doak's current leased manufacturing facility and former manufacturing facility located in Westbury, New York, is located in the New Cassel Industrial Area, which had been designated by the NYSDEC on the Registry of Inactive Hazardous Waste Sites (the "Registry"). On February 7, 1995, the Company was apprised by the NYSDEC that the current manufacturing facility will be excluded from the Registry. By letter dated May 3, 1996, the NYSDEC notified the landlord at this facility that the site has been listed on the Registry due to the presence of trichloroethylene ("TCE") in soils and groundwater due to the use of TCE by LAKA Tools and Stamping and LAKA Industries, a former tenant from 1971 through 1984. The NYSDEC documents refer to Doak as the current tenant but do not refer to any activities of Doak or the Company as a basis for the listing in the Registry. The Company cannot at this time determine whether the cost associated with the investigation and required remediation, if any, of the current manufacturing facility will be material. With respect to the former manufacturing facility on Magnolia Avenue, which remains designated by the NYSDEC as part of the Registry, management believes, but no assurance can be given, that Doak will not be obligated to contribute to any remediation costs, if any are required. See "Business - Environmental Matters."

         16.ab Anti-takeover Provisions; Class B Common Stock; Authorization of Preferred Stock. The Company's charter authorizes the issuance of up to
2,000,000 shares of preferred stock with such designations, rights and preferences as may be determined from time to time by the Company's Board of Directors. The authorization of such preferred stock empowers the Board of Directors, without further stockholder approval, to issue preferred shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, such preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of the Company. To date, no shares of preferred stock have been issued.

         The Company's charter also provides that at all times while there are at least 325,000 shares of Class B Common Stock issued and outstanding, the holders of such shares of Class B Common Stock shall have the right, voting as a separate class, to elect a majority of the Board of Directors of the Company. As of the date of this Prospectus, 431,552 shares of Class B Common Stock are issued and outstanding, 316,736 shares of which are beneficially owned by Daniel Glassman, the Company's President, Chief Executive Officer and Chairman of the Board. As such, Mr. Glassman may be deemed to effectively control the Company and the existence of these shares of Class B Common Stock could have the effect of preventing a change of control of the Company. See "Principal Stockholders" and "Description of Securities."

         17.ab Fluctuations in Stock Price. The trading price of the Company's Class A Common Stock has fluctuated. The price at which shares of Class A Common Stock trade is determined in the marketplace and may be influenced by many factors, including the performance of, and investor expectations for, the Company, the trading volume in the Class A Common Stock and general economic and market conditions, including pending or newly enacted legislation or regulations impacting the Company's business. This volatility has also substantially affected the market prices of securities issued by many companies for reasons unrelated to their operating performance. These broad market fluctuations may adversely affect the market price of the Company's Class A Common Stock. Further, the registration of the shares of Class A Common Stock included in this Prospectus could create additional selling pressures on the trading market for outstanding shares of Class A Common Stock. There can be no assurance as to the price at which the shares of Class A Common Stock of the Company will trade in the future. See "Price Range of Class A Common Stock."


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares being registered in the Registration Statement of which this Prospectus forms a part by the Selling Stockholder.


                                 DIVIDEND POLICY

         The Company has never declared or paid any cash dividends on its shares of Class A Common Stock and does not anticipate paying any such cash dividends in the foreseeable future. The Company currently intends to retain any earnings for use in the operation and expansion of its business. In addition, the Company is subject to certain covenants in its credit facility with CIT which restrict the Company's payment of cash dividends while amounts remain outstanding under the CIT credit facility.


                       PRICE RANGE OF CLASS A COMMON STOCK

         Shares of the Company's Class A Common Stock are traded on the Nasdaq Stock Market under the trading symbol "BPRX." No other class of the Company's common stock is publicly traded.

         The following table sets forth the high and low sales prices for shares of the Company's Class A Common Stock on the Nasdaq Stock Market for the periods indicated:

                                          High    Low
                                          Sale    Sale
Fiscal year ended December 31, 1996

First quarter ......................   $   2.09  $ 1.09

         Second quarter ............       1.81    1.22

Third quarter ......................       1.66    0.78

Fourth quarter .....................       1.53    0.63

Fiscal year ended December 31, 1997
First quarter ......................   $   1.44  $ 0.81

Second quarter .....................       1.47    1.03

Third quarter ......................       1.63    1.10

Fourth quarter .....................       2.94    1.50

Fiscal year ended December 31, 1998
First quarter ......................   $   2.69  $ 1.53

Second quarter .....................       4.44    1.72

Third quarter (through July 23) ....       2.50    2.06



         On July 23, 1998, the last sale price for shares of the Company's Class A Common Stock as reported by the Nasdaq National Market was $2.06 per share. At July 23, 1998, there were approximately 260 holders of record of shares of Class A Common Stock. Based on information available to the Company, the Company believes that there are approximately 4,000 beneficial holders of shares of Class A Common Stock held in "street" or other nominee name.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Liquidity and Capital Resources

         On June 30, 1998, the Company had working capital of $827,000 an increase of $800,000 over the December 31, 1997 working capital of $27,000. Improvement in the Company's working capital position at June 30, 1998 was primarily due to operating profit and positive cash flow from operations during the six months ended June 30, 1998. In addition, the Company's analysis of the trend in actual chargebacks and rebates which resulted in a decrease in the percentage used to adjust gross sales for the six months ended June 30, 1988 resulting in increased net sales and profits of $234,000.

         Working capital as of June 30, 1998 included a decrease of $475,000 in cash and cash equivalents due to financing activities. Additionally, current liabilities increased $225,000 from balances at December 31, 1997 as accounts payable and accrued expenses slightly increased. For the six month period ended June 30, 1998, accounts receivable increased $1,625,000 from December 31, 1997 due to increased wholesaler inventory stocking, which was prompted by the offering of slight discounts to major customers during June 1998. This event, which also occurred in June 1997, may have the effect of reducing revenue in the Third Quarter 1998 and may have reduced revenue in the Third Quarter 1997. Inventories decreased $57,000 and prepaid samples/materials decreased $213,000 from levels existing at December 31, 1997, reflecting the normal seasonality of the Company's second quarter operations.

         During 1997, the Company effectively reduced its accounts payable and accrued expense balances, as compared to its balance at December 31, 1996, by $1,549,000. This was accomplished principally by the Company's utilization of its operating cash flow as well as proceeds from the CIT line of credit to settle outstanding amounts due to vendors. The Company was able to reduce accounts payable and accrued expenses by negotiating settlements with certain vendors and Berlex (as it related to accrued interest). The Company also instituted cost savings initiatives by reducing samples, materials and finished goods inventory on hand. The Company continues to reduce the impact of managed care and government contracts by canceling unprofitable contracts and increasing prices on others.

         The Company's 1997 working capital position was further favorably affected by the September 1997 Berlex Restructuring. At the Closing, on September 19, 1997, in satisfaction of all outstanding obligations then owing Berlex (approximately $2,500,000 in the aggregate), and in consideration of Berlex's release of its lien covering the Company's accounts receivable, the Company (i) paid to Berlex $1,150,000 in cash, plus accrued interest (the Cash Payment), (ii) issued to Berlex 450,000 shares of Class A Common Stock of the Company (which, when added with the other shares of Class A Common Stock previously issued to Berlex, represented, at the time of issuance, approximately 19% of the outstanding Class A Common Stock of the Company) and (iii) agreed to issue to Berlex, when permissible in accordance with applicable state corporate law, warrants entitling Berlex to purchase, under certain conditions, up to an additional 750,000 shares of Class A Common Stock at an exercise price of $1.25 per share. These warrants are subject to certain antidilution provisions and expire two years after issuance, subject to extension under certain conditions.

         In order to raise the funds necessary for the Company to make the Cash Payment to Berlex, the Company, concurrently with the Closing, entered into a $3,000,000 revolving credit facility with CIT. Advances under this facility are calculated pursuant to a formula which is based upon the Company's then eligible accounts receivable and inventory levels. This line of credit has an initial term of three years and is renewable for successive periods of two years each. Interest accrues on amounts from time to time outstanding under this facility at the rate equal to the prime rate of interest from time to time announced by The Chase Manhattan Bank as its prime rate of interest plus 2-1/4%. The Company's obligations under this credit facility have been secured by the grant by the Company to CIT of a lien upon, and the pledge of a security in, substantially all of the Company's assets, including the Company's accounts receivable, inventory and intangible assets (subject to prior liens). The credit facility contains certain covenants and restrictions concerning the Company's operations, generally, and the Company's obligations under this facility have been personally guaranteed, to a limited extent, by Daniel Glassman, the Company's Chairman of the Board and Chief Executive Officer.

         Accounts Receivable decreased in 1997 by approximately $1,000,000 over the 1996 amounts due to more timely receipt and processing of chargebacks. The accrual for chargebacks and rebates decreased by approximately $400,000 reflecting the above improvement in the receipt and processing of chargebacks, $ 357,000 in monetary concessions and the release of $ 229,000 of previously recorded reserves for chargebacks and rebates.

         It is not currently possible for the Company to predict how its operations and financial condition will be affected if the DECONAMINE(R) product line is converted from prescription status to over-the-counter status (see "Business - Government Regulation").

         Further,  the  Company  is  required  to file an  Abbreviated  New Drug
Application ("ANDA") with the FDA for its DECONAMINE(R) SR product, which is expected to maintain the prescription status of this product beyond the final monograph. The cost of this application is approximately $900,000. The Company has entered into an agreement with Phoenix International to perform clinical studies required for the issuance of the ANDA. As of the date of this prospectus, the Company has paid approximately $300,000 with respect to this project. The project is being deferred until regulatory and competitive circumstances warrant completion and submission to the FDA. Completion of the research and development project is subject, however, to the Company's either generating sufficient cash flow from operations to fund the same or obtaining requisite financing from outside sources, of which there can be no assurance. Therefore, the Company cannot at this time reasonably anticipate the timing of the expenditure of funds for these purposes. The inability of the Company to further develop and/or file the necessary ANDA for DECONAMINE(R) SR would have a material adverse effect on the Company's business.

         While the Company, at June 30, 1998, had approximately $749,000 of accounts payable that were more than 90 days past due, the Company has received indications from creditors that they are willing to continue to refrain from commencing enforcement or collection actions against the Company while the Company negotiates or attempts to restructure its financial obligations to these creditors. Moreover, the Company believes that it has meritorious defenses and legitimate rights of offset with respect to a portion of these accounts payable. Notwithstanding the foregoing, the Company presently lacks the cash resources or borrowing base necessary to satisfy in full these past due accounts payable if the Company were required to satisfy them immediately.

         Effective January 1997, the Company implemented a 401(k) Retirement Plan for employees whereby the Company will match employee contributions up to 25% of the employee's first 6% of contributions with shares of the Company's Class A Common Stock. The Company expensed $29,000 during Fiscal 1997 based upon current participants in the plan.

         In addition, the Company, during January 1997, began a program to repurchase in open market transactions over the next twenty-four months, up to 5% of its outstanding Class A Common Stock. As of July 23, 1998, the Company has repurchased 195,000 shares of Class A Common Stock at a total cost of $340,000. These shares are held by the Company as treasury shares to be used for purposes deemed necessary by the Company's Board of Directors, including funding the Company's 401(k) Retirement Plan matching contribution.

         Based  upon a  review  of its  computer  operations,  the  Company  has determined that its costs related to the Year 2000 problem will be insignificant. The Company has no internally developed software that it utilizes for its operations, but uses software which is compatible with the Year 2000. The Company expects to upgrade its system in late 1998 or early 1999 and will receive that upgrade in the normal course of business. However, to the extent that vendors and customers or other third parties with whom the Company transmits data electronically are not Year 2000 compliant, there can be no assurance that any resulting problems will not have a material adverse effect on the Company.

          This document may contain forward-looking statements which reflect managements current views of future events and operations. These forward looking statements are based on assumptions and external factors, including assumptions relating to regulatory action, capital requirements and competing products. Any changes in such assumptions are external factors and could produce significantly different results.


Seasonality

         Net sales of the DECONAMINE product line accounted for approximately 40%, 45% and 51%, respectively, of the Company's first six months of 1998 and Fiscal Year 1997 and 1996 net sales. Consequently, revenues from these products generally are, and will be, determined by the severity of the cough/cold/flu season. The Company promotes these products for allergy symptoms during the spring and summer months in an effort to smooth the seasonality of these sales.


Effects of Inflation

         Management believes that the Company's operations will not be adversely affected by the future impact of inflation on sales and results of operations.

Results of Operations

Six Months Ended June 30, 1998 Compared to Six Months Ended June 30, 1997

         NET SALES (net of all adjustments to sales) for the six months ended June 30, 1998 were $7,929,000, representing an increase of $555,000 compared to the six months ended June 30, 1997. The net sales increase for the six month period primarily reflects increases in the sales of the Company's Doak products of $728,000 (25%), principally due to the introduction of the LePont(R) Beauty Enhancer. Sales of the Company's Kenwood products decreased slightly (5%), or $206,000, due to a larger reduction in chargeback reserves in 1997 versus 1998. The Company's analysis of the trend in actual chargebacks and rebates resulted in a decrease in the percentage used to adjust gross sales to net sales for the six months ended June 30, 1998, resulting in increased net sales and profits of $234,000. Additionally, during the six months ended June 30, 1997, net sales were positively impacted by the Company's reversal of previously established reserves of $229,000 ($143,000 from 1997 and $86,000 from prior years). Based upon the reduction in actual chargeback and rebate trend, the release of these reserves reflects improvements in processing chargebacks and rebates as well as less reliance on managed care sales. There can be no assurance, however, that this trend will continue.

         COST OF SALES for the six months ended June 30, 1998 were $2,334,000, representing an increase of $527,000 from the cost of sales for the six months ended June 30, 1997. The Company's gross profit margin for the six months ended June 30, 1998 was 71%, compared to 76% during the six months ended June 30, 1997. This decrease reflects a change in the mix of the Company's sales with greater sales of Doak products which traditionally carry a lower gross profit percentage.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES were $4,048,451 for the six months ended June 30, 1998, representing an increase of $37,000 (1%) over selling, general and administrative expenses for the six months ended June 30, 1997. The Company continues to implement steps designed to reduce expenses, maintain cost controls and allocate resources to more productive areas.

         DEPRECIATION and AMORTIZATION EXPENSES for the six months ended June 30, 1998 were $538,000, representing a decrease of $268,000 as compared to the comparable period ended June 30, 1997. This decrease was principally due to the restructuring and the re-estimating of the DECONAMINE(R) amortization period.

         INTEREST EXPENSE - NET for the six months ended June 30, 1998 decreased by $99,000 as compared to the comparable period ended June 30, 1997. This decrease was principally due to the elimination of the outstanding debt with Berlex in 1997.

     INCOME TAXES - Income tax expense for the six months ended June 30, 1998 was $342,000, or 37% of income before taxes, versus $224,000 for the six months ended June 30, 1997, or 40% of income before taxes.

     NET  INCOME  for  the  six  months  ended  June  30,  1998  was   $583,000,
representing an increase in net income of $240,000 (70%) for the six months ended June 30, 1998 as compared to the comparable period during 1997. This increase in net income is after the provision for income taxes of $342,000 and the reversal of the aforementioned reserves of $309,000.

     NET INCOME PER COMMON SHARE, on a diluted basis, for the six months ended June 30, 1998 was $.06. Net income per common share was similarly $.04 for the six months ended June 30, 1997.

1997 Compared to 1996

     Net Sales for 1997 were $15,024,000, representing an increase of $2,225,000, or approximately 18% from 1996. The increase in net sales for Fiscal 1997 is primarily due to (i) an increase in the net average selling prices (after trade price adjustments) of DECONAMINE and (ii) strong growth from DOAK's products.

     DECONAMINE unit sales during 1997 decreased by approximately $0.8 million, or 6%, because the Company cancelled contracts with managed care organizations, buying groups and the United States Government which fell below targeted profit contributions. This decrease, which was planned by the Company, was offset by renegotiated higher prices on certain managed care and government contracts, the effect of which the Company has, and will continue to, recognize in future periods. Chargebacks and rebates, principally relating to DECONAMINE(R)SR and CARMOL(R), were $5.5 million for 1997 versus $6.5 million for 1996.

         The Company's analysis of the trend in actual chargebacks and rebates resulted in a decrease in the percentage used to adjust gross sales to net sales for the second quarter of 1997, resulting in increased net sales and net income of $45,000. Additionally, during the second quarter of 1997, the Company released approximately $229,000 of the previously established chargeback and rebate reserves, resulting in an increase to net sales and net income. During 1997 and 1996, the Company received monetary concessions of approximately $357,000 and $275,000, respectively from managed care vendors receiving rebates.

         Chargebacks and rebates are based on the difference between prices at which the Company sells its products (principally DECONAMINE(R) SR) to wholesalers and the sales price ultimately paid by the end-user (often governmental agencies and managed care buying groups) pursuant to fixed price contracts. The Company records an estimate of the amount either to be charged-back to the Company or rebated to the end-user at the time of sale to the wholesaler.

         Cost of Sales for 1997 were $4,193,000, compared to 1996 cost of sales which were $3,311,000, representing an increase of $882,000, or approximately 27%. This increase was primarily due to a change in the Company's sales product mix, including stronger growth at the DOAK subsidiary which maintains a higher Cost of Sales versus KENWOOD. The Company's gross profit margin for 1997 was 72% as compared to 74% during 1996, due to the change in product mix towards more Doak products.

         Selling, General and Administrative Expenses were $8,085,000 for 1997, representing an increase of $1,137,000, or 16%. This increase was primarily the result of increased sales activities, including the addition of sales representatives as well as increased sampling and promotion. In 1996, the Company received monetary concessions of approximately $125,000 from its vendors and suppliers for immediate payments from the proceeds of the Company's legal settlement. The Company will continue to review and institute cost savings in the future.

         Depreciation and Amortization Expenses for 1997 were $ 1,489,000, representing a decrease of 20%, as compared to 1996. This decrease was principally due to the restructuring and the re-estimating of the DECONAMINE amortization period.

     Other Income for 1996 was $ 1,645,000, representing the settlement of a lawsuit involving the Company's Canadian distributor.

     Interest Expense - Net for 1997 decreased by $259,000, or 46% from the corresponding period in 1996 due to renegotiating outstanding debt with Berlex.

     Income Taxes - Income tax expense in 1997 was $58,000, or 6% of income before taxes versus $150,000 in 1996, or 9% of income before taxes. The effective income tax rate reflects the benefit derived from previously reserved deferred tax assets, principally net operating loss carryforwards.

     Net Income for 1997 was $ 906,000, representing a decrease of $ 692,000 from net income of $1,599,000 during 1996. This decrease was principally a result of the impact of the Company's recognizing the aforementioned legal settlement involving the Company's Canadian distributor, net of expenses, of $1,645,000 in 1996.

     Net Income Per Common Share for 1997 was $0.11 per common share, representing a decrease for Fiscal 1997 of $0.11, as compared with net income for 1996 of $.22 per common share.

                                    BUSINESS

     The Company manufactures and markets over-the-counter and prescription pharmaceutical and health related products. The Company's product line currently includes dermatological brands (marketed by the Company's wholly owned subsidiary, Doak Dermatologics, Inc. ("Doak")) and nutritional, respiratory, personal hygiene and internal medicine brands (marketed by the Company's Kenwood Laboratories division ("Kenwood"). Substantially all of the Company's dermatological product lines are manufactured and packaged at Doak's Westbury, New York facility. The Company's other product lines are primarily manufactured and supplied by independent contractors under the Company's quality control standards and marketed primarily to wholesalers. The wholesalers, in turn, distribute the Company's products to retail outlets and healthcare institutions throughout the United States and to distributors in selected international markets.

     The Company's growth strategy has been to make acquisitions of established products from major pharmaceutical organizations which the Company believes require intensified marketing and promotional attention. The Company believes that significant growth opportunities exist in this market niche as a result of the divestiture by major pharmaceutical companies of certain established product lines that have become less profitable in relation to their other products. As a result, the Company has acquired, and intends to continue to acquire, rights to manufacture and market pharmaceutical and health related products which are effective and for which a demonstrated market exists, but which are not actively promoted and where the surrounding competitive environment does not necessarily include major pharmaceutical companies.

     The Company's ability to make further product acquisitions will depend, among other things, on the availability of appropriate acquisition opportunities and financing and its ability to consummate acquisitions on favorable terms. Because there can be no assurance that the Company will be able to consummate in a timely way attractive acquisitions on favorable terms, management has and will also continue to focus on developing and extending its existing acquired product lines.

     The Company's most significant acquisition to date was in December 1993, when the DECONAMINE(R) cold/flu/allergy product line was purchased from Berlex Laboratories, Inc., a subsidiary of Schering AG ("Berlex"). On September 19, 1997 (the "Closing"), in satisfaction of all outstanding obligations then owing to Berlex (approximately $2,500,000 in the aggregate), and in consideration of Berlex's release of its lien covering the Company's accounts receivable, the Company (i) paid to Berlex $1,150,000 million in cash, plus accrued interest (the "Cash Payment"), (ii) issued to Berlex 450,000 shares of Class A Common Stock of the Company (which, when added with the other shares of Class A Common Stock previously issued to Berlex, at the time of issuance, approximately 19% of the outstanding Class A Common Stock of the Company) and (iii) agreed to issue Berlex, when permissible in accordance with applicable state corporate law, warrants entitling Berlex to purchase, under certain conditions, up to an additional 750,000 shares of Class A Common Stock at an exercise price of $1.25 per share. These warrants are subject to certain anti-dilution provisions and expire two years after issuance, subject to extension under certain conditions.

     In order to raise the funds necessary for the Company to make the Cash Payment to Berlex, the Company, concurrently with the Closing, entered into a $3,000,000 revolving credit facility with CIT Group/Credit Finance, Inc. ("CIT"). Advances under this facility are calculated pursuant to a formula which is based upon the Company's then eligible accounts receivable and inventory levels. This line of credit has an initial term of three years and is renewable for successive periods of two years each. Interest accrues on amounts from time to time outstanding under this facility at the rate equal to the prime rate of interest from time to time announced by The Chase Manhattan Bank at its prime rate of interest plus 2-1/4%. The Company's obligations under this credit facility have been secured by the grant by the Company to CIT of a lien upon, and the pledge of a security in, substantially all of the Company's assets, including the Company' s accounts receivable, inventory and intangible assets (subject to prior liens). The credit facility contains certain covenants and restrictions concerning the Company's operations, generally, and the Company' s obligations under this facility have been personally guaranteed, to a limited extent, by Daniel Glassman, the Company's Chairman of the Board and Chief Executive Officer.

     The Company was incorporated under the laws of the State of New Jersey in January 1985. The Company's principal executive offices are located at 383 Route 46 West, Fairfield, New Jersey 07004, telephone number (973) 882-1505.

       This document may contain forward-looking statements which reflect management's current view of future events and operations. These forward-looking statements are based on assumptions and external factors, including assumptions relating to regulatory action, capital requirements and competing products. Any changes in such assumptions are external factors and could produce significantly different results.

Material Product Acquisitions

     The Company commenced operations in January 1985 with the purchase of certain rights (principally trademarks) to a line of dermatological products from Alvin Last Co., Inc.

     In August 1985, the Company  acquired  certain  trademark rights to several
vitamin  and  nutritional   products  and  certain  other  assets  from  Kenwood
Laboratories.

     In September 1988, the Company acquired rights to certain products from Schering-Plough Corporation, including TYZINE(R), a nasal decongestant, NITROGLYN(R), nitroglycerin capsules, IRCON(R), an iron supplement, and IPSATOL(R), a cough medicine.

     In August 1991, the Company acquired certain rights, including the trademark to the over-the-counter cold and allergy medication DUADACIN(R), from Hoechst Roussel Pharmaceuticals, Inc.

     In  April  1992,  the  Company  acquired  certain  rights,   including  the
trademark, to the over-the-counter laxative NEOLOID(R), from American Cyanamid Company.

     In October 1992, the Company acquired the assets of Ram Laboratories ("RAM"), a pharmaceutical company. RAM specializes in marketing healthcare products to the Hispanic market in the United States and Puerto Rico.

     In December 1992, the Company acquired certain rights, including the trademark and patent, to the personal lubricating insert LUBRIN(R) ("LUBRIN(R)"). In connection with this acquisition, the Company granted Upsher-Smith a security interest in LUBRIN(R) and the associated intangible assets to secure its repayment obligation with respect to certain deferred amounts incurred. The Company and Upsher-Smith Laboratories Inc. ("Upsher-Smith") have since entered into a manufacturing contract, renewable annually, whereby Upsher-Smith will manufacture LUBRIN(R) for the Company.

     In March 1993, the Company acquired from Tsumura Medical, a division of Tsumura International, Inc. ("Tsumura"), all technical, proprietary and distribution rights to a specialized dermal patch product, TRANS-VER-SAL(R), currently used in the treatment of warts and a license to market GLANDOSANE(R), a synthetic saliva aerosol product used to alleviate dry mouth caused by various treatments and illnesses. The Company has granted Tsumura a security interest in the trademarks acquired to secure the Company's payment obligations to Tsumura for the products acquired.

     During  February  1994,  the  Company  purchased  from The  Upjohn  Company
("Upjohn") all United States manufacturing, packaging and proprietary rights, including all trademarks and registrations, to two prescription products, ADEFLOR M(R), a vitamin and mineral tablet with fluoride, and PAMINE(R), a methscopolamine bromide tablet used in connection with the treatment of peptic ulcers.

     In June 1994, the Company acquired from Syntex (U.S.A.) Inc. all manufacturing, packaging, quality control, stability, drug experience, file history, customers and marketing rights, titles and interests, including all U.S. trademarks to CARMOL(R) 10 and CARMOL(R) 20 (nonprescription total body moisturizers) and CARMOL(R) HC (a prescription moisturizer containing hydrocortisone)(the "Carmol(R) Products").

     In May, 1996, the Company acquired the trademark rights to the ACID MANTLE(R) skin treatment line from Sandoz Pharmaceuticals Corporation ("Sandoz"), and the exclusive ACID MANTLE(R) manufacturing, marketing and distribution rights for the United States and Puerto Rico. In consideration, the Company agreed to pay Sandoz $900,000, $250,000 of which was paid during May 1996. An additional $250,000 was paid in 1997, with the remaining $400,000 payable in equal annual installments of $100,000 commencing May 8, 1998. The Company also purchased Sandoz's entire inventory of ACID MANTLE(R) saleable products and raw materials.

     The Company did not acquire any products during Fiscal 1997.

Acquisition of DOAK Subsidiary

During February 1994, the Company acquired, from Doak's principal stockholders, a controlling interest in Doak. The remaining capital stock of Doak was acquired by the Company pursuant to a merger consummated in January 1995. Total consideration paid by the Company for Doak was approximately $1.4 million.


Products

     The  following  is a list of products,  by  therapeutic  category  that are marketed and distributed by the Company as of March 18, 1998. All of the Company's products are available over-the-counter, with the exception of DECONAMINE(R), PAMINE(R), CARMOL(R) HC, CARMOL(R) 40, ADEFLOR M(R), NITROGLYN(R), TYZINE(R), and GLUTOFAC(R)-ZX, each of which is a prescription pharmaceutical.

Dermatological Products                          Uses



ACID MANTLE(R)
                                                          Skin acidifier

BURO-SOL(R) Antiseptic Powder (4 oz.)
                                                          Skin care

CARMOL(R) HC - 1% Hydrocortisone Acetate Cream (1 oz.)
                                                          Prescription Product
                                                          for a variety of dermatological conditions

CARMOL(R)-10 Deep Moisturizing
Lotion (6 oz.) and
CARMOL(R)-20 Cream (3 oz.)                                Skin care

CARMOL(R) 40L - 40%
(Carbamide Cream)                                         Prescription Potent tissue-softener


DOAK(R) DERMATOLOGY Products                              Mostly coal tar based therapies

FORMULA 405(R)                                            Variety of topical products for the skin, hair and nails

FORMULA 405(R) AoHoA                                      Alpha Hydroxy Acid skin care

OMIDERM(R)
                                                          Wound and burn dressings in various sizes

SULFOAM(R)                                                Medicated Anti-dandruff Shampoo (8 oz.)
                                                          Control of dandruff

SULPHO-LAC(R)                                             Acne Medication (1.0 oz. tube and 1.75 oz. jar)
                                                          Treatment of acne

SULPHO-LAC(R)                                             Medicated Soap (3 oz.)
                                                          Treatment of acne

TERSASEPTIC(R)                                            Skin cleanser

TRANS-VER-SAL(R)                                          Wart Remover Kit (6mm, 12mm, 20mm sizes)
                                                          Dermal patch delivery system for wart removal


Nutritional Products                                      Uses

ADEFLOR M(R) L (100s)                                     Prescription Vitamins and minerals with sodium fluoride

APATATE(R) Liquid (4 oz. and 8 oz.)                       B-complex  supplement for  nutritional  deficiencies  associated  with illness in adults or children

APATATE(R) Tablets (50s)
                                                          Same as above

APATATE(R) FORTE Liquid (8 oz.)                           High-potency   nutritional   supplement   containing  eight  essential
                                                          vitamins and minerals plus L-lysine

GLUTOFAC(R) Caplets (90s)                                 Vitamin/mineral supplement for replenishing nutrients in
                                                          patients with conditions such as diabetes mellitus,
                                                          alcoholism, psychological stress, or chronic illness

GLUTOFAC(R)-ZX Capsules L (60's)                          Prescription high-potency multivitamin and multimineral
                                                          supplement including zinc and folic acid)
Elixir (8 oz.);
IoLoX(R) B12 Elixir (8 oz.);
IoLoX(R) B12 Sugar Free Elixir (8 oz.);
IoLoX(R) B12 Caplets (100s)                               Iron supplement for nutritional and iron deficiency anemias

IRCON(R) (100s)                                           Iron supplement

IRCON(R)-FA (100s)                                        Iron supplement with folic acid

KENWOOD THERAPEUTIC LIQUID(R) (8 oz.)                     Vitamin/mineral supplement for children and adults with poor diet

Internal Medicine Products                                   Uses

NITROGLYN(R)
Extended  Release Nitroglycerin
Capsules L 2.5 mg.; 6.5 mg., 9.0
mg.; (100s)                                               For the prevention of angina pectoris (due to coronary artery disease

PAMINE(R) 2.5 mg. Tablets L (100s)                        Anticholinergic/ antispasmatic

Personal Hygiene Products                                     Uses

GLANDOSANE(R) (15 ml)                                     Mouth moisturizer

LUBRIN(R) Inserts (5s, 12s)                               Personal lubricating inserts

NEOLOID(R) Castor Oil (4 oz.)                             Laxative


Respiratory Products                                          Uses

DECONAMINE(R) SR Capsules
(HCL 120 mg.) L (100s; 500s)                              Prescription sustained release antihistamine decongestant

DECONAMINE(R) Chewable Tablets
(HCL 15 mg.) L (100s)                                     Prescription Pediatric antihistamine/decongestant


DECONAMINE(R) Dye-Free Syrup
(HCL 30 mg.) L (4(R)3 ml)                                 Prescription Liquid antihistamine/decongestant


DECONAMINE(R) Dye-Free Tablets
(HCL 60 mg.) L (100s)                                     Prescription Antihistamine/decongestant


DECONAMINE(R) CX Liquid (HCL 5mg.)(473 ml)                Prescription liquid antitussive/ expectorant

DECONAMINE(R) CX Tablets (HCL 5mg.) L (100s)              Prescription  Antitussive/expectorant

DUADACIN(R)  Capsules (100s;  1000s;
Dispense-A-Pak  [125 unit packs of
8])                                                       Antipyretic/analgesic/ decongestant


IPSATOL(R) Cough Formula (4 oz.)                          Pediatric antitussive/ expectorant

TYZINE(R) (tetrahydrozoline   HCl)
Solution  30  ml;  Spray  15  ml;
Pediatric Nasal Drops 15 ml                               Prescription Nasal decongestant


New Beauty Patch Product

     The Company, through its Doak subsidiary, launched during October 1997, an evening dermal, antiwrinkle patch, LE PONT(R). This patch, which has been designed to release, throughout an eight-hour period during the night, Vitamin C, is perceived by the Company as a new alternative anti-wrinkle product. The Company and Osmotics Corporation, the manufacturer of the product, have entered into a distribution agreement pursuant to which, among other things, the Company has been granted, through December 1998, the exclusive, and thereafter, the non-exclusive, U.S. and International distribution rights for this product in consideration for a royalty against sales.

Product Liability Insurance

     The Company maintains $3,000,000 of product liability insurance on its products. This insurance is in addition to required product liability insurance maintained by other manufacturers of the Company's products. The Company believes that this amount of insurance coverage is adequate and reasonable. To date, no product liability claim has been made, to the Company's knowledge, against the Company, and management has no reason to believe that any claim is pending or threatened.

Manufacturers and Suppliers

     The manufacturing processes and operations of manufacturing facilities for pharmaceutical products are subject to rigorous regulation, including the need to comply with the United States Food and Drug Administration's ("FDA") current good manufacturing practices standards ("CGMP's"). The Company, manufactures and packages, for its own account, its Doak product line, including FORMULA 405(R), DOAK(R) DERMATOLOGY, CARMOL(R), ACID MANTLE(R) and TRANS-VER-SAL(R) products. These products represented during fiscal years ended December 31, 1997 and 1996, approximately 34% and 32%, respectively, of the Company's net sales. The Company currently does not manufacture any products outside of its Doak product line. Further, the Company does not anticipate doing any contract manufacturing or packaging for unaffiliated third parties.

     The Company generally purchases its products from nineteen different vendors on open credit terms, which are generally payable in 30 days. One company manufacturing and packaging products for the Company accounted for approximately 19% and 16% of the Company's cost of goods sold for 1997 and 1996, respectively. No other vendor, packager or manufacturer accounted for more than 10% of the Company's cost of goods sold for 1997 or 1996. Management believes it can promptly obtain replacement manufacturing and packaging arrangements on acceptable terms. Consequently, the Company believes that a loss of any or all of its current vendors, manufacturers or packagers would not have a material adverse effect on the Company's business operations.
     With the exception of arrangements relative to LUBRIN(R) and the Company's new beauty patch product, LE PONT(R), the Company does not have any licensing, manufacturing or other supply agreements with its manufacturers or suppliers. Consequently, any of the Company's manufacturers or suppliers could terminate their relationship with the Company at any time, without liability to the Company. Management believes it can promptly procure replacement manufacturing arrangements on acceptable terms and, as a precautionary measure, has begun to arrange for alternative manufacturers for each of the Company's pharmaceutical products.

Marketing and Sales

     The Company has acquired established products and product lines, developed line extensions for new products and licensed existing technologies. Therefore, the Company has concentrated its marketing efforts on the continued promotion of its acquired product lines and line extensions to established customers and the expansion of distribution to new customers. The Company's overall marketing philosophy is to intensify and enhance the promotion of its acquired products and line extensions throughout the United States and, where feasible, in selected international markets.

     The Company markets and sells its products through full time sales personnel and a network of distributors and brokers. Non-prescription products are sold primarily to drug wholesalers, chain and independent pharmacies, chain and independent food stores, mass merchandisers, physician supply houses and hospitals. Prescription products are sold primarily to wholesalers, retail chains and managed care providers. The Company currently has approximately 1,425 active accounts, of which there are approximately 200 wholesalers, 700 retail chains and stores, 300 doctors and institutional accounts, 125 government entities and 100 managed care providers.

     During 1997, three wholesale customers accounted for approximately 15%, 12% and 12%, respectively, of the Company's net sales, and a similar concentration was exhibited in the six months ended June 30, 1998. During 1996, the same three wholesale customers accounted for approximately 15%, 12% and 10% of the Company's net sales. No other single customer accounted for more than 10% of the Company's net sales for 1997 or 1996. The loss of any of these three customers would have a material adverse effect on the Company's future operations.

     The Company's DECONAMINE(R) product line (categorized below as respiratory products) accounted for approximately 40%, 45%, 51% and 40%, respectively, of the Company's six months ended June 30, 1998 and the years 1997, 1996 and 1995 net sales. The DECONAMINE(R) product line, consequently, will have a material effect on the Company's future operations.

     Doak's TRANS-VER-SAL(R) products accounted for approximately 10% of both the Company's 1997 and 1996 net sales. ACID MANTLE(R) accounted for approximately 4% of net sales for both 1997 and 1996 net sales. Doak's other products, including Formula 405(R), accounted for approximately 10% and 18%, of the Company's 1997 and 1996 net sales. Doak's products are all categorized below as dermatologic products.

     The Company's 1997, 1996 and 1995 and six months ended June 30, 1998 net sales volume percentages by category were as follows:


                                                   6 Months              Fiscal            Fiscal             Fiscal
                                                Ended 6/30/98             1997              1996               1995

Respiratory                                          44%                   50%              56%                 46%
Dermatologic                                         46%                   40%              32%                 40%
Personal Hygiene                                      2%                   4%                4%                 3%
Nutritional                                           6%                   5%                6%                 6%
Internal Medicine                                     2%                   1%                2%                 5%



     Sales of the Company's DECONAMINE(R) product line and other cough/cold/flu products are concentrated in the fall and winter months. Consequently, sales revenues of these products generally are, and will be, determined by the severity of the cough cold flu season. The Company promotes these products for allergy symptoms during the spring and summer months to smooth the seasonality of these sales.

     The Company's principal marketing strategy is to furnish samples of the Company's products and related literature to physicians to encourage them to recommend the Company's products to their patients. The Company's marketing department consists of a Senior Vice President of Marketing and Business Planning, Kenwood Product Manager, Doak Product Manager and a Customer Service Manager.

     The sales department consists of a Vice President of Sales, Regional Sales Director, four district managers, a U.S. Government representative, 36 full time and one part time salespersons located in Alabama, New Jersey, Georgia, California, Puerto Rico, Tennessee, Texas, Florida, Pennsylvania and New York. The Company's sales force also attends medical conventions to increase physician awareness of the Company's products.

     As of July 23, 1998, the Company has contracted with 25 independent contractors to form a Drug Sample Distributor (DSD) network throughout the United States whose objective is to distribute samples and literature directly to physicians in areas inaccessible to full-time sales staff or in key regions where more comprehensive coverage is appropriate. The Company has made a strategic decision to concentrate selling and marketing resources on nine principal brands (which represents 87% of 1997 Net Sales) as follows:



Kenwood Brands                                                    Specialty

DECONAMINE(R)                                        General Practitioners, Allergists
                                                     Pediatricians, Ear, Nose and Throat
                                                     Specialists

TYZINE(R)                                            General Practitioners, Allergists
 Pediatricians, Ear, Nose and Throat
 Specialists

PAMINE(R)                                            Gastroenterologists

GLUTOFAC(R) /GLUTOFAC (R) -ZX                        General Practitioners

LUBRIN(R)                                            Obstetricians/Gynecologists

Doak Brands                                          Specialty

CARMOL(R)                                            Dermatologists, Podiatrists

TRANS-VER-SAL(R)                                     Dermatologists, Podiatrists

ACID MANTLE(R)                                       Dermatologists

FORMULA 405(R)/AoHoA/LE PONT(R)                      Dermatologists/Cosmeticians


     To facilitate sales of the Company's products internationally (including Puerto Rico), the Company, with an international staff which includes a President of the Bradley International division, a full-time sales associate and one consultant, has entered into agreements with 26 international pharmaceutical distributors to provide for distribution and promotion of the Company's products. Approximately 13% and 11%, respectively, of the Company's 1997 and 1996 net sales were from international business.

     The  Company  has  received  product  registrations  and  has  applied  for
additional   product   registrations  to  distribute  its  products  in  certain
international markets as follows:

                  THE COMPANY'S INTERNATIONAL MARKETING STATUS

                               CURRENTLY MARKETING


Barbados           CARMOL(R)             Finland          LUBRIN(R)             Saudi Arabia   AoHoA LINE(R)
                   DECONAMINE(R)                                                               CARMOL(R)
                   GLUTOFAC(R)           France           TRANS-VER-SAL(R)                     FORMULA 405(R)
                   IoLoX(R)                                                                    LE PONT(R)
                   KTL(R)                Hong Kong        AoHoA LINE(R)                        SULPHO-LAC(R)
                   LUBRIN(R)                              CARMOL(R)                            TAR PRODUCTS
                   TRANS-VER-SAL(R)                       DOAK LINE                            TRANS-VER-SAL(R)
                                                          DECONAMINE(R)
                                                          GLUTOFAC(R)
                                                          IRCON(R)
                                                          NITROGLYN(R)
Canada             DOAK LINE(R)                                                 Singapore      AoHoA LINE(R)
                   FORMULA 405(R)                                                              APATATE(R)
                   KTL(R)                                                                      BURO-SOL(R)
                   LUBRIN(R)                                                                   LUBRIN(R)
                   NEOLOID(R)            Iceland          DOAK LINE(R)                         SULPHO-LAC(R)
                   TAR PRODUCTS                           FORMULA 405(R)                       TERSASEPTIC(R)
                   TERSASEPTIC(R)                         TRANS-VER-SAL(R)                     TRANS-VER-SAL(R)
                   TRANS-VER-SAL(R)
                                         Israel                                 Spain          TAR DISTALLATE(R)
                                                                                               TRANS-VER-SAL(R)

                                                          LUBRIN(R)
Chile              TRANS-VER-SAL(R)
                                         Italy            TRANS-VER-SAL(R)
Cyprus             AoHoA LINE(R) IPSATOL(R)                                         Taiwan         AoHoA LINE(R)
                   IRCON(R)                Jamaica          APATATE(R)                             FORMULA 405(R)
                   KTL(R)                                   I.L.X.(R)
                   LUBRIN(R)                                IPSATOL(R)              Vietnam        AoHoA LINE(R)
                   TYZINE(R)                                IRCON(R)                               FORMULA 405(R)


                                         Jordan           A.H.A. LINE(R)
                                                          CARMOL(R)
                                                          DOAK TAR
                                                          FORMULA 405(R)
                                                          TRANS-VER-SAL(R)
Denmark            TRANS-VER-SAL(R)
Dominican          APATATE(R)
Republic           DUADACIN(R)
                   GLUTOFAC(R)
                   IRCON(R)                Portugal         TRANS-VER-SAL(R)
                   I.L.X.(R)
                   KTL(R)
                   LUBRIN(R)
El Salvador        A.H.A. LINE(R)          Puerto Rico      COMPLETE BRADLEY
                                                            LINE


                  THE COMPANY'S INTERNATIONAL MARKETING STATUS

EXPECT TO MARKET WITHIN A YEAR*                                                 WORKING ON REGISTRATION*

Austria            LUBRIN(R)                                                    Belgium        TRANS-VER-SAL(R)
                   TRANS-VER-SAL(R)
Bangladesh         LUBRIN(R)                                                    Cyprus         APATATE(R)
                   TRANS-VER-SAL(R)                                                              DECONANIME(R)
                                                                                               GLUTOFAC(R)
China              NITROGLYN(R)                                                 Dominican      FORMULA 405(R)
                                                                                Republic
Dominium Republic  CARMOL(R)                                                    Egypt          CARMOL(R)
                   DECONAMINE(R)                                                                DOAK LINE
                   TRANS-VER-SAL(R)                                                              SULPHO-LAC(R)
                                                                                               TRANS-VER-SAL(R)
El Salvador        CARMOL(R)                                                    Guatemala      APATATE(R)
                   TRANS-VER-SAL(R)                                                              DECONAMINE(R)
                                                                                               FORMULA 405(R)
                                                                                               IRCON(R)
                                                                                               LUBRIN(R)
France             TRANS-VER-SAL(R) 12                                                           TRANS-VER-SAL(R)
                   MMs

Hong Kong          DUADACIN(R)
Ireland            TRANS-VER-SAL(R)                                             Israel         CARMOL 10 & 20(R)
Israel             TRANS-VER-SAL(R)                                             Malta          CARMOL(R)
                                                                                               DECONAMINE(R)
Italy              LE PONT(R)                                                                    IoLoX(R)
                                                                                               IPSATOL(R)
Korea              FORMULA 405(R)                                                                TRANS-VER-SAL(R)
                   LE PONT(R)
Lebanon            DOAK LINE(R)                                                 Panama         APATATE(R)
                   TRANS-VER-SAL(R)                                                              DUADACIN(R)
                                                                                               GLUTOFAC(R)
                                                                                               IRCON(R)
Malaysia           LUBRIN(R)
                   TRANS-VER-SAL(R)
                                                                                Russia         DUADACIN(R)
Mexico             CARMOL 10 & 20(R)
                   LE PONT(R) SULPHO-LAC(R)                                     Turkey         DECONAMINE(R)

                                                                                Yemen          DECONAMINE(R)
                                                                                               DUADACIN(R)
                   CARMOL 10 & 20(R)                                                             GLUTOFAC(R)
Singapore
Turkey             LUBRIN(R)
                   TRANS-VER-SAL(R)
United Kingdom     TRANS-VER-SAL(R)
Zimbabwe           TRANS-VER-SAL(R)


 * Although the Company anticipates that it will receive the necessary TRANS-VER-SAL(R) approvals to market its products in the countries listed above, there can be no assurance that such approvals will be received.

Competition

     The  distribution  and  marketing  of  pharmaceutical  and  health  related products is highly competitive. The Company competes primarily against established pharmaceutical and consumer product companies which currently market products that are equivalent, or functionally similar, to those the Company markets. The Company seeks to compete based on targeted marketing, promotional programs, lower prices and better service. Direct competition is primarily limited by larger pharmaceutical companies unless "next generation" formulas are introduced. Most of the Company's competitors possess substantially greater financial, technical, marketing and other resources than the Company. In addition, the Company competes for the manufacture of its products from suppliers who manufacture and supply such products to other companies, including those competitive with the Company's products.

Government Regulation

     All pharmaceutical products are subject to rigorous regulation by the FDA and by state authorities (and comparable agencies in foreign countries), primarily under the Federal Food Drug and Cosmetic Act and the regulations promulgated thereunder (along with comparable state laws). These laws regulate the manufacture, shipping, storage, sale and use of such products and product samples, including current GMP's, and Standard Operating Procedures (SOP's). The FDA, Federal Trade Commission and state authorities also regulate the advertising of prescription and over-the-counter products. The Company has obtained assurances from its suppliers that all of the Company's products, (including the products manufactured by the Company) meet all applicable regulatory standards in all substantial respects.

     Certain of the Company's pharmaceuticals products are sold over-the-counter. These products are subject to FDA regulations known as monographs, which specify permissible active ingredients, labeling and indications. The monographs are subject to change. No assurance can be given that future FDA enforcement or regulatory decisions or changes to monographs will not hamper the Company's marketing efforts or render the Company's products unlawful for commercial sale, causing the Company to withdraw its products from the marketplace or spend substantial funds reformulating the products.

     Specifically, the Company's DECONAMINE(R) product line, which currently has prescription status, falls under these monographs. Once a final monograph is issued by the FDA with respect to a product, the product historically can remain as a prescription product for up to one additional year. The Company anticipates that final monographs for the Company's DECONAMINE(R) product line, thereby converting the product line from prescription status to over-the-counter status, may be issued by the FDA at some time in the future. The Company currently intends to continue to market and distribute its DECONAMINE(R) line of products as prescription products as long as it may lawfully continue to do so. The Company is presently exploring its marketing and distribution strategy relating to its DECONAMINE(R) product line after final monographs covering these products are issued, and, as such, it is not currently possible for the Company to predict how its operations and financial condition will be affected, or whether it will have resources sufficient to aggressively market the DECONAMINE(R) line of products, if, and when, this product line is converted from prescription status to over-the-counter status.

     Further, the Company is required to file an Abbreviated New Drug Application ("ANDA") with the FDA its DECONAMINE(R) SR product, which is expected to maintain the prescription status of this product beyond the final monograph. The cost of this application is approximately $900,000. The Company has entered into an agreement with Phoenix International to perform clinical studies required for the issuance of the ANDA. As of the date of this Prospectus, the Company has paid approximately $300,000 with respect to this project. The project is being deferred until regulatory and competitive circumstances warrant completion and submission to the FDA. Completion of the research and development project is subject, however, to the Company's either generating sufficient cash flow from operations to fund the same or obtaining requisite financing from outside sources, of which there can be no assurance. Therefore, the Company cannot at this time reasonably anticipate the timing of the expenditure of funds for these purposes. The inability of the Company to further develop and/or file the necessary ANDA for DECONAMINE(R) SR would have a material adverse effect on the Company's business.

     The Company currently is the registered holder of one New Drug Application for PAMINE(R) and two ANDA's for TYZINE(R) and CARMOL(R) HC. These applications, approved by the FDA, permit companies to market products either considered by the FDA to be new drugs or drugs previously approved by the FDA.

     U.S. Federal and state governments continue to seek means to reduce costs of Medicare and Medicaid programs, including placement of restrictions on reimbursement for, or access to, certain drug products. Major changes were made in the Medicaid program under the Omnibus Budget Reconciliation Act of 1990. As a result, the Company entered into a Medicaid Rebate Agreement ("Rebate Agreement") with the U.S. Government. Pursuant to the Rebate Agreement, in order for federal reimbursement to be available for prescription drugs under state Medicaid plans, the Company must pay certain statutorily-prescribed rebates on Medicaid purchases (approximately l1%). In most other developed markets in which the Company's products are marketed and sold, governments exert controls over pharmaceutical prices either directly or by controlling admission to, or levels for, reimbursement by government health programs. The nature of such controls and their effect on the pharmaceutical industry varies greatly from country to country.

     The statutes and regulations that govern the Company's business and activities are subject to change, and current political and public interest in pharmaceutical products may lead to changes in federal and state law may affect the Company and the way it does business. Management cannot anticipate what effect, if any, such legislation may have on the Company's operations.

Patents and Trademarks

     The products currently sold by the Company, with the exception of LUBRIN(R) and TRANS-VER-SAL(R), are not patented. The Company intends to pursue patents where it is practical, however, it does not currently intend to apply for patents for all of its products. Products with benefits similar to those marketed by the Company could easily be developed by other companies.

     The LUBRIN(R) and TRANS-VER-SAL(R) United States patents expire on August 31, 1999 and October l8, 2005, respectively. Patents maintained by the Company for LUBRIN(R) and TRANS-VER-SAL(R) in other countries have various expiration dates.

     The Company owns all trademarks associated with each of its products and owns and maintains national and international trademark registrations, or common law rights, on all of its material products. No assurance can be given as to the extent or scope of the trademarks or other proprietary protection secured by the Company on its products. To the Company's knowledge, none of the trademarks owned by the Company infringe on any trademarks owned or used by others.

Human Resources

     As of July 23, 1998, the Company employed 67 full and 18 part-time associates. The Company believes that its relationship with its associates is good.

Scientific Advisors

     The Company has formed a group of scientific advisors (the "Scientific Advisors") having extensive experience in the areas in which the Company markets its products to advise the Company concerning long-range planning and development. The following sets forth information with respect to the Company's Scientific Advisors:

     Cory A. Golloub, M.D., is a doctor of internal medicine and pediatrics currently practicing in Montville, New Jersey. Dr. Golloub received his B.S. from SUNY Stony Brook and his M.D. from the University of Medicine, Tampico, Mexico with postgraduate affiliations with SUNY Downstate - Brookdale Hospital and UMDNJ - New Jersey Medical School. Dr. Golloub is currently affiliated with UMDNJ-NJMS, University Hospital and Chilton Memorial Hospital in New Jersey.

     Stephen M. Gross, Ed.D., is Dean of the Arnold and Marie Schwartz College of Pharmacy & Health Sciences, and of the School of Health Professions, Long Island University. Mr. Gross was awarded a B.S. degree in pharmacy in 1960, and earned his M.A. and Ed.D. degrees in college and university administration in 1969 and 1975, respectively, from Columbia University. Mr. Gross' expertise is in the area of pharmacy administration, where he has authored numerous articles on a variety of subjects, including cost-effectiveness of drug therapy, pharmaceutical advertising, and other educational and pharmacy practice topics. Mr. Gross is also a member of the New York State Board of Pharmacy.

     Richard H. Mann, D.P.M. is a doctor of podiatric medicine. He is board-certified in foot and ankle surgery, microscopic laser surgery of the foot and is a Fellow of the Academy of Ambulatory Foot Surgeons and American College of Foot Surgeons. Dr. Mann received his B.A. from Queens College of the City University of New York and his D.P.M. from the New York College of Podiatric Medicine. Dr. Mann has developed several new pharmaceutical products in a wide variety of medical areas.

     David Parsons, M.D. is a board certified ear, nose and throat surgeon, and a Fellow of the American College of Surgeons. He is a recognized as an international authority on paranasal sinus disease and has written the authoritative textbook on sinus care. Dr. Parsons enjoyed a 26-year Air Force career which included serving as the Consultant to the Surgeon General for Head & Neck Surgery, Vice Chairman of the Department of Otolarygology, Wilford Hall USAF Medical Center, and Clinical Professor of Otolarynogology/Head & Neck Surgery at the University of Texas-San Antonio and at the University of Colorado. Most recently, he was Professor of Surgery and Pediatrics at the University of Missouri-Columbia. Dr. Parsons received his M.D. degree from the University of Texas-Houston, and is now in private practice of Otolaryngology.

     Mitchell J. Spirt, M.D. is a doctor of internal medicine currently on faculty as Assistant Clinical Professor of Medicine at the UCLA School of Medicine, California. Dr. Spirt received his B.S. from University Center of New York at Binghamton and received his M.D. from Mount Sinai Medical Center in New York. Dr. Spirt performed his internship and residency at Mount Sinai Medical Center, New York and a Fellow at the University of California at Los Angeles
(UCLA).

     Gerald N. Wachs, M.D. is a doctor of dermatology currently practicing in Millburn, New Jersey. Dr. Wachs received his B.S. and M.D. from the University of Illinois. Dr. Wachs is currently affiliated with St. Barnabas Hospital and Overlook Hospital in New Jersey and is a consulting dermatologist for the New Jersey Nets and New Jersey Devils.

     Each of the Company's Scientific Advisors, over time, has been or will be granted options to purchase shares of the Company's Class A Common Stock. All options granted to the Scientific Advisors are exercisable at the fair market value of the Company's Class A Common Stock as of the date of grant. To date, no options have been exercised by the Company's Scientific Advisors. Each
Scientific Advisor will be compensated by the Company for his time and reasonable expenses should he provide services to the Company.

Environmental Matters

     On April 8, 1994, the Company was apprised by the New York State Department of Environmental Conservation ("NYSDEC") that Doak's current leased manufacturing facility located on adjoining parcels at 67 Sylvester Street and at 62 Kinkel Street, and former manufacturing facility located at 128 Magnolia Avenue, Westbury, New York, is located in the New Cassel Industrial Area, which had been designated by the NYSDEC on the Registry of Inactive Hazardous Waste Sites (the "Registry"). The real property on which Doak's current manufacturing facility is situated is owned by and leased to the Company by Dermkraft, Inc., an entity owned by the former controlling shareholders and officers of Doak.

     On February 7, 1995, the Company was apprised by the NYSDEC that the current manufacturing facility will be excluded from the Registry. By letter dated April 21, 1995, the NYSDEC notified the Company that it intended to investigate the Company's current manufacturing facility to determine if hazardous substances had previously been deposited on that property. By letter dated October 24, 1995, NYSDEC notified Dermkraft, Inc. that the current manufacturing facility is included in or near an inactive hazardous waste site described as "Kinkel and Sylvester Streets" and that NYSDEC intends to conduct a Preliminary Site Assessment to study the site and immediate vicinity. The Company has been advised that NYSDEC has made a preliminary determination to include the 62 Kinkel Street portion of the current manufacturing facility on the Registry and that the 67 Sylvester Street portion of the facility will not be included, but those determinations could be changed before they are finalized. Thereafter, by letter dated May 3, 1996 and addressed to Dermkraft, Inc., the NYSDEC notified Dermkraft that the site at 62 Kinkel Street has been listed on the Registry due to the presence of trichloroethylene ("TCE") in soils and groundwater due to the use of TCE by LAKA Tools and Stamping and LAKA Industries, a former tenant from 1971 through 1984. The NYSDEC documents refer to Doak as the current tenant but do not refer to any activities of Doak or the Company as a basis for the listing in the Registry. The Company cannot at this time determine whether the cost associated with the investigation and required remediation, if any, of the current manufacturing facility will be material. With respect to the former manufacturing facility on Magnolia Avenue, which remains designated by the NYSDEC as part of the Registry, management believes, but no assurance can be given, that Doak will not be obligated to contribute to any remediation costs, if any are required.

Properties

     The Company leases 14,000 square feet of office and warehouse space at 383 Route 46 West, Fairfield, New Jersey, pursuant to a lease expiring on January 31, 2013 with Daniel Glassman, the Company's Chairman and President, and Iris Glassman, Mr. Glassman's wife and Treasurer of the Company. Rent expense, including the Company's proportionate share of real estate taxes, was approximately $194,000 and $176,000 for 1997 and 1996, respectively.

     In connection with the Doak acquisition, Doak entered into a three year lease with the former principal stockholders of Doak for the Doak manufacturing facility (the "Doak Lease"). The Doak manufacturing facility is located in Westbury, New York and consists of approximately 11,000 square feet. The Doak Lease runs through February 1999 and rent expense is approximately $60,000 per annum.

     During 1997 and 1996, the Company rented 760 square feet of office space in Chicago, Illinois at cost of $10,000 per annum.

     The Company believes that the aforementioned facilities are sufficient to meet the Company's current, and presently anticipated, future needs.

     The Company has also entered into a distribution arrangement with a third party public warehouse located in Tennessee to warehouse and distribute substantially all of the Company's products. This arrangement provides that the Company will be billed based on invoiced sales of the products distributed by such party, plus certain additional charges.

Legal Proceedings

     The Company and Doak have been named defendants in a lawsuit filed in the Supreme Court of the State of New York, County of Nassau, Index Number 96-32988, Captioned Michael Schiliro, individually and as the father and natural guardian of Joseph M. Schiliro, a minor vs. Erick L. Roland, Doak Dermatologics and Bradley Pharmaceuticals, Inc. This lawsuit was commenced on November 29, 1996. The complaint alleges, among other things, that the Company and Doak were negligent in their hiring and supervision of one of their employees. The employee in question, in turn, allegedly committed an assault against one of the plaintiffs to this litigation. The complaint seeks $600,000 of compensatory damages from the Company and Doak and punitive damages of $ 1,000,000. The Company believes that it has meritorious defenses to the allegations brought against it.

     The Company is involved in other litigation incidental to its business, which the Company does not expect to have a material adverse effect on its business or financial condition.




                                   MANAGEMENT

Directors and Executive Officers

     The directors and executive officers of the Company are as follows:


                                                     Age       Position(s)
Daniel Glassman                                      56        Chairman of the Board, President and Chief
                                                               Executive Officer
Iris S. Glassman                                     55        Treasurer and Director
David H. Hillman                                     57        Secretary and Director
Dr. Philip McGinn                                    71        Director
Seymour Schlager, M.D., J.D.                         49        Director
Alan G. Wolin, Ph.D.                                 64        Director
Robert Dubin                                         60        Senior Vice President-Marketing & Business Planning
Gene L. Goldberg                                     60        Senior Vice President - Marketing & Business Planning
Maurice Woosley                                      57        President, Bradley International


     Daniel Glassman is the founder of the Company and has served as its Chief Executive Officer since the Company's inception in January 1985. Mr. Glassman has also served as the Company's Chairman of the Board since January 1985. Mr. Glassman has also served as President of the Company since February 1991. Mr. Glassman, a registered pharmacist, is also Chairman of the Board of Banyan Communications Group, Inc., a communications company controlled by Mr. Glassman ("Banyan"). Banyan encompasses two marketing research organizations (Danis Research and Hospital Research Associates) and an advertising agency (Daniel Glassman Advertising). Mr. Glassman has operated these companies for more than the last eighteen years. Mr. Glassman was previously Vice President for Client Services for Medicus Communications, Inc., where he directed marketing programs for pharmaceutical companies such as Procter & Gamble, Rorer, Schering-Plough Corporation, and Merrill-Dow, Inc. Mr. Glassman is the husband of Iris Glassman, the Treasurer and a director of the Company. Mr. Glassman is also Chairman of the Board, President and Chief Executive Officer of Doak, Bradley Pharmaceuticals (Canada), Inc. and Bradley Pharmaceuticals, Overseas, Ltd., Inc., each a subsidiary of the Company.

     Iris S. Glassman has served as Treasurer of the Company since its inception in 1985. Mrs. Glassman has also served as a director of the Company since January 1985. Mrs. Glassman is the wife of Daniel Glassman and has fifteen years of diversified administrative and financial management experience, including serving in the capacity of Secretary of Banyan.

     David H. Hillman has served as Secretary of the Company since 1985 and as a director of the Company from January 1990. For more than the past five years, Mr. Hillman has also served as a director of Banyan and since 1990, as President of Banyan's Health Care Division and Treasurer of Banyan. Mr. Hillman, a registered pharmacist, has also served as President of Hospital Research Associates, a division of Banyan engaged in the business of conducting market research for the pharmaceutical industry since 1983. Mr. Hillman has over sixteen years of market research, sales and marketing experience, including product group manager for Lederle Laboratories.

     Dr. Philip McGinn has served as a director of the Company since December 1996. Since 1984, Dr. McGinn has also served as President of Worldwide Marketing and Translation Services, Inc., a New Jersey based company providing consulting services in new product and company acquisitions, marketing, market analysis, promotional planning, sales training, management development and business, educational and translation services. Dr. McGinn also served as Associate Dean, School of Health Professions, Long Island University from 1990 to 1996.

     Seymour Schlager, M.D., J.D., has served as a director of the Company since July 1998. From 1989 to 1991, Dr. Schlager served as Venture Head of the AIDS/Antiviral Pharmaceutical product development group of Abbott Laboratories. In 1997, Dr. Schlager received a Juris Doctor degree, cum laude, from William Howard Taft University School of Law.

     Alan G. Wolin, Ph. D., has served as a director of the Company since May 12, 1997. Since 1988, Dr. Wolin has served as an independent consultant to various companies in the food, drug and cosmetic industries. Between 1962 and 1987, Dr. Wolin served M&M/Mars, the world's largest candy company, in various capacities, including Director of Consumer Quality Assurance and Quality Coordination. In his capacity as Director of Consumer Quality Assurance and Quality Coordination, Dr. Wolin was responsible for ensuring consumer quality and public health issues relating to M&M/Mars' products.

     Robert Dubin, R.Ph. has served as Vice President, Sales and Contract Administration since 1997. Prior experience as a manufacturer of food products for a major U.S. food distributor. Previously held Consultant Pharmacist position for a major group of nursing homes in the Chicago area; also owner/operator of 15 pharmacies and health clinics.

     Gene L. Goldberg has served as Senior Vice President - Marketing and Business Planning of the Company since January 1, 1997. Mr. Goldberg also served as Executive Vice President of Daniel Glassman Advertising, a division of Banyan, from 1984 to 1996 and as Vice President and Account Supervisor for William Douglas McAdams from 1979 to 1983. Previously, Mr. Goldberg served as Senior Product Manager for USV Pharmaceutical Corporation, a division of Revlon Healthcare Group, and Project Director in Market Research at William Douglas McAdams, Geigy Pharmaceutical Company and Lea-Mendota Research Group.

     Maurice Woosley has served as President and Vice President of the Company's international division since January 1997. From May 1996 to December 1996, Mr. Woosley served as Vice President of the Company's international division. From November 1994 to April 1996, Mr. Woosley served as Worldwide Marketing Director of Datascope, Inc., a New Jersey based medical device manufacturer. From September 1990 to October 1994, Mr. Woosley served as Global Marketing Director for Davis & Geck, a New Jersey based medical product manufacturer.

     Directors of the Company are scheduled to hold office until the next Annual Meeting of Stockholders of the Company and until their respective successors shall have been duly elected and qualified.

Significant Employees

     Gene Carpenter has served as Regional Sales Director of the Company since January 1994. From May 1988 through December 1993, Mr. Carpenter served as National Sales Manager of Poly Pharmaceuticals, Inc., a Mississippi based pharmaceutical company. Prior thereto, Mr. Carpenter served as Regional Sales Manager of Savage Laboratories, Inc., Houston, Texas.

     Robert Corbo has served as Quality Assurance/Control Director of the Company since March 1993. From 1989 to 1993, Mr. Corbo served as Quality
Assurance/Control manager for Par Pharmaceuticals, a New York based generic pharmaceutical manufacturer.

     R. Brent Lenczycki, C.P.A., has served as Manager of Finance and Purchasing since March 17, 1998. Prior experience includes public accounting for Arthur Andersen LLP and internal audit for Harrah's Hotel Casino. In 1996, Mr. Lenczycki received a Masters of Business Administration from Tulane University.


Executive Compensation

                           Summary Compensation Table

     The following table shows all the cash compensation paid by the Company, as well as certain other compensation paid or accrued during the fiscal years ended December 31, 1997, 1996 and 1995, to Daniel Glassman, the Company's President and Chief Executive Officer, Robert Dubin, Vice President of Sales, Gene L. Goldberg, Senior Vice President of Marketing and Business Planning and Maurice Woosley, President, Bradley International. No other executive officer of the Company earned total annual salary and bonus for Fiscal 1997 in all capacities in which such person served the Company in excess of $ 100,000. There were no restricted stock awards, long-term incentive plan payouts or other compensation paid during Fiscal 1997 to the executive officers named in the following table except as set forth below:

                                    Long-Term
                                  Compensation
                                                  Annual Compensation Awards

 Name and Principal Position     Year    Salary   Bonus  Securities Underlying
                                                                    Options(1)

 Daniel Glassman .............   1997   $128,900   -0-       -0-
President and ................   1996   $122,500   -0-       404,500(2)
 Chief Executive .............   1995   $114,542   -0-       359,589(3)
 Officer

 Robert Dubin ................   1997   $100,600   -0-       -0-
   Vice President of Sales ...   1996   $ 70,600   $20,000     7,500
   and Contract Administration   1995   $ 50,900   -0-         7,500

 Gene L. Goldberg ............   1997   $129,400   -0-       -0-
Senior Vice President ........   1996        N/A   N/A       N/A
 Marketing and Business ......   1995        N/A   N/A       N/A
 Planning

 Maurice Woosley .............   1997   $114,500   -0-       -0-
President, Bradley ...........   1996   $ 68,800   -0-        18,000
 International ...............   1995        N/A   N/A       N/A


     (1) All of these  options  are  exercisable  into  shares of Class A Common
Stock.

     (2) Of these shares, 31,500 shares underlie options granted on December 5, 1996 to replace a like number of options previously granted to Mr. Glassman which expired by their terms. These options are exercisable at any time prior to December 4,2001 at an exercise price of $0.825 per share, 110% of the fair market value for shares of Class A Common Stock on the date of grant. The remaining 373,000 shares underlie options which were repriced by the Company on April 18, 1996. These repriced options vest at various times through 1998 and are exercisable at various times through 2000 at an exercise price of approximately $ 1.44 per share, 110% of the fair market value for shares of Class A Common Stock on the date of repricing. See "Report on Repricing of Options" below.

     (3)ab Of these shares,341,589 shares underlie options granted on December 5, 1995. These options are exercisable at any time prior to December 4,2000 at an exercise price of $ 1.16875 per share,110% of the fair market value for shares of Class A Common Stock on the date of grant. These options were granted by agreement with the Company in consideration for Mr. Glassman's agreement to retire 341,589 shares of Class B Common Stock previously distributed to him. The remaining 18,000 shares underlie options granted on September 12,1995, which options expire during 2000 and vest in equal, one third increments in 1996, 1997 and 1998. The exercise price for these 18,000 options was originally $3.7125 per share, approximately 110% of the fair market value for shares of Class A Common Stock on the original date of grant. These 18,000 options comprise a portion of the 373,000 options owned by Mr. Glassman which were repriced by the Company on April 18, 1996. See "Report on Repricing of Options" below.

                              Option Grants in 1997

     The following table sets forth information concerning outstanding options to purchase shares of the Company's Class A Common Stock granted during 1997 by the Company to Alan Wolin, a director during 1997. Neither options to purchase shares of Class B Common Stock nor stock appreciation rights were granted by the Company during 1997. The exercise prices for all options reported below are not less than 100% of the per share market prices for Class A Common Stock on their dates of grant.


                                Individual Grants

                                      % of Total Options
                  Number of Securities   Granted to           Exercise or
                  Underlying Options      Employees                Base
 Name             Granted              in Fiscal 1997(1)      Price ($/Sh)              Expiration Date
-----             ------------------   -----------------      ------------              ---------------


Alan G. Wolin          15,000               22.06%               1.25
                                                                                            05/11/07


                 Aggregated Option Exercises in Fiscal 1997 and
                          Fiscal Year-End Option Values

     The following table presents the value, on an aggregate basis, as of December 31, 1997, of outstanding stock options held by the executive officers of the Company listed in the Summary Compensation Table above. No stock options were exercised by the executive officers listed below during Fiscal 1997.



                       Number of Securities Underlying           Value of Unexercised In-the-Money
                           Unexercised Options at                         Options at
                            Fiscal Year-End                            Fiscal Year-End(1)

 Name               Exercisable        Unexercisable               Exercisable          Unexercisable


 Daniel Glassman      721,089              6,000                    $521,208                $3,337


     (1) Based on the closing sale price of $2.000 per share of Class A Common Stock on December 31, 1997, as reported by NASDAQ.


                            Employment Contracts and
          Termination of Employment and Chance-in-Control Arrangements

     The Company does not have any employment contracts or termination of employment or change-in-control arrangements with any of its executive officers.


                            Compensation of Directors

     Directors who are not officers or employees of the Company receive a director's fee of $600 for each meeting of the Board of Directors, or a committee thereof, attended by such director, plus out-of-pocket costs. Directors who are also officers or employees of the Company receive no additional compensation for their services as directors.

     On December 5, 1996, concurrently with Dr. Philip McGinn's appointment as a director of the Company, Dr. McGinn was granted options to purchase up to 15,000 shares of Class A Common Stock of the Company. These options vest in three equal and annual installments commencing on December 5,1997 and expire on December 4,2006. These options are exercisable at $0.6875 per share (the fair market value per share of Class A Common Stock as of the date of grant).

     On January 5, 1996, Mr. David Hillman was granted options to purchase up to 53,568 shares of Class A Common Stock of the Company at an exercise price of $
1.1875 per share (the fair market value per share of Class A Common Stock as of the date of grant). These options vested immediately and expire January 4,2006. These options were granted by agreement with the Company in consideration for Mr. Hillman's agreement to retire 53,568 shares of Class B Common Stock previously owned by him.

     On August 29, 1997, Alan G. Wolin, Ph.D., was granted options to purchase up to 15,000 shares of Class A Common Stock of the Company at an exercise price of $1.25 per share (the fair market value per share of Class A Common Stock as of the date of grant). These options vest in three equal and annual installments commencing on May 12, 1998 and expire on May 11, 2007.

     On July 21, 1998, Seymour Schlager, M.D., J.D., was granted options to purchase up to 15,000 shares of Class A Common Stock of the Company at an exercise price of $2.1875 per share (the fair market value per share of the Class A Common Stock as of the date of grant). These options vest in three equal and annual installments commencing on July 21, 1999 and expire on July 20, 2008.


                         Report on Repricing of Options

     The following table sets forth certain information regarding options that were repriced by the executive officers of the Company listed in the Summary Compensation Table above and the directors of the Company in 1996.



                                                     Weighted Average           Weighted Average
                           Number of                 Exercise Price                     Price
Optionee                Options Repriced             Before Repricing            After Repricing


 Daniel Glassman               373,000                 $   3.72                 $   1.44

 Iris S. Glassman              145,192                 $   3.41                 $   1.31

 David Hillman ..               28,750                 $   3.17                 $   1.54

 Alan G. Wolin ...               2,300                 $   3.09                 $   1.69




                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information as of December 31, 1997, regarding the ownership of the Company's Class A and Class B Common Stock by (i) each director of the Company, (ii) the executive officers of the Company named in the Summary Compensation Table set forth elsewhere in this document, (iii) each beneficial owner of more than five percent of the Class A and Class B Common Stock of the Company known by management and (iv) all directors and executive officers of the Company, as a group, and the percentage of outstanding shares of Class A and Class B Common Stock beneficially held by them on that date.

     Since each share of Class B Common Stock may be converted at any time by the holder into one share of Class A Common Stock, the beneficial ownership rules promulgated under the Securities Exchange Act of 1934, as amended, require that all shares of Class A Common Stock issuable upon the conversion of Class B Common Stock by any stockholder be included in determining the number of shares and percentage of Class A Common Stock held by such stockholder.



         Amount and Nature of Beneficial Owner(l)(2) Percent of Class(2)

 Name of Address of        Class A          Class B                  Class A                Class B
 Beneficial Owner          Common Stock    Common Stock             Common Stock          Common Stock


 Daniel Glassman .........   1,098,142(3)         316,736(4)       12.76%                    73.39%
 383 Route 46 West
 Fairfield, NJ

 Iris S. Glassman ........     231,373(5)          37,283(6)        2.69%                     8.64%
 383 Route 46 West
 Fairfield, NJ

 David H. Hillman ........     117,433(7)          43,610           1.36%                    10.11%
 383 Route 46 West
 Fairfield, NJ

 Philip McGinn, Jr .......       6,528(3)         -0-             *                          ----
 383 Route 46 West
 Fairfield, NJ

 Alan G. Wolin 65,730(9) .         -0-            -0-             *                          ------
 383 Route 46 West
 Fairfield, NJ

 Robert S. Dubin .........       7,500(11)        -0-             *                          ------
 383 Route 46 West
 Fairfield, NJ

Seymour Schlager
383 Route 46 West
Fairfield, NJ ............         -0-            -0-               --                        ------

 Gene L. Goldberg ........      54,722(10)         10,192         *                            2.36%
 383 Route 46 West
 Fairfield, NJ

 Maurice Woosley .........       7,752(12)        -0-             *                           -----
 383 Route 46 West
 Fairfield, NJ

 Berlex Laboratories, Inc.   1,450,000            -0-              16.85%                     -----
 110 East Hanover Avenue
 Cedar Knolls, NJ

 All executive officers ..   1,589,180(3)(4)(5)   407,821(4)(6)   18,47%                     94.50%
and  Directors as a group
(7  Persons)


 * Represents less than one  percent

(1)ab Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

 (2) Each named person and all executive officers and directors, as a group, are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options, warrants or exchange or conversion rights. Accordingly, the number of shares and percentage set forth opposite each stockholder's name under the columns class a common stock includes shares of class a common stock issuable upon exercise of presently exercisable warrants and stock options and shares of Class A common stock issuable upon conversion of shares of Class B common stock. The shares of Class A common stock so issuable upon such exercise, exchange or conversion by any such stockholder are not included in calculating the number of shares or percentage of class a common stock beneficially owned by any other stockholder.

 (3) Includes 316,736 shares issuable upon conversion of a like number of shares of Class B common stock. Of these shares, 54,117 shares are owned indirectly by Mr. Glassman through affiliates and 721,089 shares underlie presently exercisable options owned by Mr. Glassman. Mr. Glassman's affiliates have ownership over shares and options owned by his wife. Iris S. Glassman.

 (4) Includes 26,098 shares owned indirectly by Mr. Glassman through affiliates. Mr. Glassman's affiliates have disclaimed beneficial ownership over these shares. Does not include 16,403 shares beneficially owned by Iris S. Glassman, Mr.
        Glassman's wife.

 (5) Includes 37,283 shares issuable upon conversion of a like number of shares of Class B common stock, 6,800 shares owned indirectly by Mrs. Glassman through affiliates, 25,220 shares owned indirectly by Mrs.
        Glassman as trustee for her children's trusts and 162,070 shares underlying presently exercisable options. Mrs. Glassman disclaims beneficial ownership over all shares beneficially owned by her husband, Daniel Glassman.

 (6) Includes 20,880 shares owned indirectly by Mrs. Glassman as trustee for the Bradley Glassman 1995 Trust. Mrs. Glassman disclaims beneficial ownership over all shares of Class B common stock beneficially owned by her husband, Daniel Glassman.

 (7) Includes 43,610 shares issuable upon conversion of a like number of shares of Class B common stock. 1,780 shares owned indirectly by Mr. Hillman through an affiliate and 65,568 shares underlying presently exercisable options. Mr.
        Hillman's affiliate has disclaimed beneficial ownership over shares owned by it.

 (8) Includes 5,000 shares underlying presently exercisable options.

 (9) Includes 2,300 shares underlying presently exercisable options.

(10) Includes 10,192 shares issuable upon conversion of a like number of shares of Class B common stock. Of these shares 44,446 shares underlie presently exercisable options.

(11) Includes 7,500 shares underlying presently exercisable options.

(12) Includes 6,000 shares underlying presently exercisable options.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the six months ended June 30, 1998 and during 1997 and 1996, the Company received administrative support services (consisting principally of advertising services, mailing, copying, data processing and other office service) which were charged to operations and paid from Banyan, an affiliated company, amounting to approximately $84,000, $135,000 and $280,000, respectively. At December 31, 1996, $11,000 was due the Company from Banyan. At December 31, 1997, there were no outstanding balances between the Company and Banyan.

     The Company rents its Fairfield, New Jersey operating facility from Daniel Glassman and Iris S. Glassman pursuant to a lease expiring on January 31, 2013. Rent expense, including an allocated portion of real estate taxes, was approximately $89,000, $194,000 and $176,000, respectively, for the six months ended June 30, 1998 and for 1997 and 1996.

     During 1996 and 1995, Daniel Glassman, the Company's President and Chief Executive Officer also served as Chief Executive Officer of Banyan. As such, Mr. Glassman allocated a portion of his working time to the business of each of the Company and Banyan (Mr. Glassman estimates that less than 5% of his time is spent on Banyan business). During 1996 and 1995, Mr. Glassman received compensation from the Company and Banyan.


                            DESCRIPTION OF SECURITIES

General

     The Company is authorized to issue up to 27,300,000 shares of Common Stock, 26,400,000 shares of which have been designated as Class A Common Stock and 900,000 shares of which have been designated as Class B Common Stock, and 2,000,000 shares of preferred stock, no par value per share (the "Preferred Stock"). As of June 30, 1998 there were issued and outstanding 8,188,281 shares of Class A Common Stock, 431,552 shares of Class B Common Stock and no shares of Preferred Stock.

Common Stock

     Holders of Class A Common Stock and Class B Common Stock have equal rights to receive dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor.

     Holders of Class A Common Stock have one vote for each share held of record and holders of Class B Common Stock have five votes for each share held of record on all matters to be voted on by stockholders, except for the election of directors. So long as there are at least 325,000 shares of Class B Common Stock issued and outstanding, holders of the Class B Common Stock, voting as a separate class, have the right to elect a majority of the directors of the Company (consisting of the sum of one plus one-half of the total number of directors) (the "Class B Directors") and may remove any Class B Director with or without cause at any time and fill all vacancies among Class B Directors, and the holders of Class A Common Stock and voting Preferred Stock, if any, have the right to vote together as a single class to elect the remainder of the directors of the Company (the "Class A Directors") and may remove any Class A Director with or without cause and fill vacancies among Class A Directors. Holders of Class A Common Stock and Class B Common Stock do not have cumulative voting rights and vote as one class on all other matters requiring stockholder approval, except that under Delaware law the affirmative vote of a majority of the outstanding shares of a class of capital stock, voting separately as a class, is required for any amendment to the Company's Certificate of Incorporation which would alter or change the powers, preferences or special rights of such class of the Company's capital stock.

     Holders of Common Stock are entitled upon liquidation of the Company to share ratably in the net assets available for distribution, subject to the rights, if any, of holders of any Preferred Stock then outstanding. Shares of Common Stock are not redeemable and have no preemptive or similar rights.


Preferred Stock

     The Board of Directors of the Company has the authority to issue shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by stockholders and may adversely affect the voting and other rights of the holders of Common Stock. Further, the issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. As of June 30, 1998, no shares of Preferred Stock were outstanding and the Company had no plans to issue any Preferred Stock.

Indemnification for Securities Act Liabilities

     The Delaware General Corporation Law (the "DGCL") provides that a corporation may limit the liability of each director to the corporation or its stockholders for monetary damages except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The Company's certificate of incorporation provides for the elimination and limitation of the personal liability of directors of the Company for monetary damages to the fullest extent permitted by the DGCL. In addition, the certificate of incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The effect of this provision is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligence or grossly negligent behavior), except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The certificate of incorporation also provides that the Company shall, to the full extent permitted by the DGCL, as amended from time to time, indemnify and advance expenses to each of its currently acting and former directors, officers, employees and agents.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

     The transfer agent for shares of the Company's capital stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              PLAN OF DISTRIBUTION

     The 1,450,000 shares of Class A Common Stock (the "Shares") being registered in the Registration Statement of which this Prospectus forms a part may be offered for resale by the Selling Stockholder who was issued the Shares in private transactions negotiated with the Company during December 1996 and September 1997. These Shares represent all shares of capital stock beneficially owned by the Selling Stockholder. The Selling Stockholder, however, owns warrants entitling it to purchase, when permissible in accordance with applicable state corporate law, up to an additional 750,000 shares of Class A Common Stock at an exercise price of $1.25 per share.

     Shares of the Company's Class A Common Stock are traded currently on the Nasdaq National Market under the symbol "BPRX."

     This Prospectus, as appropriately amended or supplemented, may be used from time to time by the Selling Stockholder, or by its pledgees, donees, transferees or other successors in interest, who have received Shares and who wish to offer and sell such Shares in the public marketplace. The Company will receive none of the proceeds from any such sales. The Selling Stockholder has advised the Company that, prior to the date of this Prospectus, it has not made any agreement or arrangement with any underwriter, broker or dealer regarding the distribution and resale of the Shares. If the Company is notified by the Selling Stockholder that any material arrangement has been entered into with an underwriter for the sale of the Shares, a supplemental prospectus will be filed to disclose such of the following information as the Company believes appropriate: (i) the name of the participating underwriter; (ii) the number of the Shares involved; (iii) the price at which such Shares are sold, the commissions paid or discounts or concessions allowed to such underwriter; and
(iv) other facts material to the transaction.

     The Company anticipates that the Selling Stockholder will sell the Shares covered by this Prospectus through customary brokerage channels, either through broker-dealers acting as agents or brokers for the seller, or through broker-dealers acting as principals, who may resell the Shares through the Nasdaq National Market or through private sales or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling its Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of concessions or commissions from the Selling Stockholder and/or the purchaser of the Shares for whom such broker-dealer may act as agent (which compensation may be in excess of customary commissions.) The Selling Stockholder and any broker-dealer that participates with the Selling Stockholder in the distribution of the Shares may be deemed to be an underwriter and commissions received by them and any profit on the resale of the Shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act. In addition, any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may qualify thereunder rather than pursuant to this Prospectus.

     Sales of the Shares on the Nasdaq National Market may be by means of a variety of methods, including without limitation, the following: (i) a block trade in which a broker or dealer will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transactions; (ii) purchases by a dealer as principal and resale by such dealer for its account pursuant to this Prospectus; (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (iv) face-to-face or other direct transactions between the Selling Stockholder and purchasers without a broker or other intermediary. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate.

     The Selling Stockholder is not restricted as to the price or prices at which it may sell the Shares. Sales of the Shares at less than market price may depress the market price of the Company's Class A Common Stock. Moreover, the Selling Stockholder is not restricted as to the number of Shares which may be sold at any one time and the Selling Stockholder is permitted to buy, from time to time, an unlimited number of additional shares of Class A Common Stock in open market transactions or otherwise.

     The Company will pay all of the expenses incident to the offer and sale of the Shares to the public by the Selling Stockholder other than commissions and discounts of underwriters, dealers or agents. There can be no assurance that the Selling Stockholder will sell any or all of the Shares offered by them hereunder.

                                  LEGAL MATTERS

     The validity of the securities being offered hereby will be passed upon for the Company by Greenbaum, Rowe, Smith, Ravin, Davis & Himmel, LLP, Woodbridge, New Jersey.


                                     EXPERTS

     The consolidated financial statements of the Company as of December 31, 1997 and 1996, included in this Prospectus have been so included in reliance on the report of Grant Thornton LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the securities offered by this Prospectus. This Prospectus, filed as part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits to, the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

Bradley Pharmaceuticals, Inc. and Subsidiaries

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY



                                                                                                    Retained     Investment
                                          Class A common stock,   Class B common stock, Treasury   earnings      in ITG
                                             no par value              no par value     Stock      (accumulated  Laboratories,
                                          Shares       Amount      Shares     Amount     Amount     deficit)     Inc.        Total

Balance at December 31, 1995 ........... 6,780,267 $ 13,495,443  $ 845,448    ---        ---          ---    (4,598,995)$  8,866,818

Shares issued to Berlex Inc. pursuant
  to amendment to asset purchase
  agreement .............................1,000,000    1,125,000                                                            1,125,000
Shares issued for consulting services...    12,000       16,875                                                               16,875
Compensation charge for stock
  options issued to consultants                          58,000                                                               58,000
Return and retirement of Class B shares .                          (63,891)                                                     --
Disposition of investment in ITG
  Laboratories, Inc. .................... (100,000)    (415,625)                                                  565,625    150,000
Net income for the year                                                                            1,598,507               1,598,507

Balance at December 31, 1996 ........... 7,692,267   13,970,240    431,552    845,448      --     (3,000,488)      ---    11,815,200

Stock options exercised ...............     31,500       40,010                                                               40,010
Other ..................................                 56,274                                                               56,274
Shares issued to Berlex, Inc. pursuant
  to amendment to asset purchase
  agreement ...........................    450,000       586,215                                                             586,215
Shares issued for consulting services.         528         1,188                                                               1,188
Purchase of treasury stock, net                                                         (231,198)                          (231,198)
Net income for the year                                                                                            906,406   906,406

Balance at December 31, 1997 ..........  8,174,295    14,653,927   431,552    845,448   (231,198)$ (2,094,082)      ---   13,174,095

Stock options excercised (unaudited)...     10,000        11,388                                                              11,388
Shares issued for consulting
  and compensation services (unaudited).     3,986         8,533                                                               8,533
Purchase of treasury stock,
  net (unaudited)                         (143,539)                                                                        (143,539)
Net income for the six months ended
   June 30, 1998 (unaudited)               582,731                                                                           582,731

Balance at June 30, 1998 (unaudited)     8,188,281    14,673,848    431,552   845,448   (374,737)  (1,511,351)     ---    13,633,208

The accompanying notes are an integral part of these statements

                                       F-6

                 Bradley Pharmaceuticals, Inc. and Subsidiaries

                        CONSOLIDATED STATEMENTS OF INCOME



                                                      Years ended December 31,   Six months ended June 30,
                                             1996          1997          1997         1998
                                                                     (unaudited)   (unaudited)


Net sales                               $  12,769,266 $  15,023,762 $  7,373,970 $   7,929,402

Cost of sales                               3,311,313     4,192,743    1,807,376     2,334,403

                                            9,457,953    10,831,019    5,566,594     5,594,999


Selling, general and administrative expen   6,947,871     8,084,668    4,011,810     4,048,451
Depreciation and amortization               1,855,141     1,488,794      806,064       538,147
Other income - litigation settlement, net  (1,645,132)       -            -             -
Interest expense - net                        551,566       292,651      182,600        83,670

                                            7,709,446     9,866,113    5,000,474     4,670,268

     Income before income taxes             1,748,507       964,906      566,120       924,731

Income tax expense                            150,000        58,500      223,750       342,000

     NET INCOME                         $   1,598,507 $     906,406 $    342,370 $     582,731


Net income
     per common share
           Basic                        $        0.22 $        0.11 $       0.04 $        0.07
           Diluted                      $        0.22 $        0.11 $       0.04 $        0.06


Weighted average number
     of common shares
           Basic                            7,180,000     8,190,000    8,100,000     8,440,000
           Diluted                          7,240,000     8,460,000    8,150,000     9,350,000








The accompanying notes are an integral part of these statements.

                 Bradley Pharmaceuticals, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                      Years ended December 3Six months ended June 30,
                                              1996        1997       1997       1998
                                                                  (unaudited)(unaudited)


Cash flows from operating activities
 Net income                               $ 1,598,507 $  906,406 $  342,370 $  582,731
 Adjustments to reconcile net income to net cash
  provided by operating activities
       Depreciation and amortization        1,855,141  1,488,794    806,064    538,147
       (Gain) loss on sale of fixed assets      8,437       (534)     -          -
       Noncash compensation charges            74,875      1,188      -          8,533
       Changes in operating assets and liabilities
          Accounts receivable                (481,280)   987,181    761,405  (1,625,085)
          Inventory and prepaid samples and 1,188,380    244,027    380,342    269,961
          Income taxes payable/refundable   1,957,532    (59,344)   108,165    177,621
          Prepaid expenses and other           58,392     40,354   (124,233)  (146,245)
          Accounts payable and accrued expe(3,426,907) (1,726,204) (817,638)   673,605

Net cash provided by operating activities   2,833,077  1,881,868  1,456,475    479,268

Cash flows from investing activities
 Investment in Doak Pharmacal Co., Inc.        (7,236)    (5,852)    (2,372)      (419)
 Additional investments in trademarks, patents and
      other intangible assets                (350,244)  (117,250)   (55,890)   (21,923)
 Proceeds from disposition of common stock of ITG
      Laboratories, Inc.                       33,000     13,500      -          -
 Purchase of property and equipment           (22,312)   (85,282)   (18,223)  (135,677)
 Proceeds from sale of fixed assets             6,200        800      -          -

Net cash used in investing activities        (340,592)  (194,084)   (76,485)  (158,019)




                                       F-7
                 Bradley Pharmaceuticals, Inc. and Subsidiaries

                CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)




                                                      Years ended December 3Six months ended June 30,
                                              1996        1997       1997       1998
                                                                  (unaudited)(unaudited)


Cash flows from financing activities
 Payment of notes payable                  (3,048,549) (2,252,382) (650,671)  (100,697)
 Borrowings from revolving credit line, net     -      1,269,757      -       (563,085)
 Proceeds from exercise of stock options        -         40,010      -         11,388
 Purchase of treasury stock, net                -       (231,198)   (78,416)  (143,539)

  Net cash used in financing activities    (3,048,549) (1,173,813) (729,087)  (795,933)

  NET INCREASE (DECREASE) IN CASH AND  CASH
      EQUIVALENTS                            (556,064)   513,971    650,903   (474,684)

Cash and cash equivalents at beginning of y   556,064      -          -        513,971

Cash and cash equivalents at end of year  $     -     $  513,971 $  650,903 $   39,287

Supplemental disclosures of cash flow information:
 Cash paid during the year for:
  Interest                                $   224,000 $  156,000 $   66,000 $   78,000
  Income taxes                                 42,000    105,000     74,000    164,000

Reference is made to Notes C and D for product acquisitions, and the payment terms for such acquisitions.

The Company issued 1,000,000 shares of its Class A common stock in partial satisfaction of its obligation to
Berlex in 1996
(see Note C).

The accompanying notes are an integral part of these statements.


                                      F-1
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                            Page


Bradley Pharmaceuticals, Inc. and Subsidiaries

     Report of Independent Certified Public Accountants......................F-2

     Consolidated Balance Sheets at December 31, 1997
          and 1996 and June 30, 1998 (unaudited).............................F-3

     Consolidated Statements of Income for the
         Years Ended December 31, 1997 and 1996
         and the six months ended June 30 1998
         (unaudited)  .......................................................F-5

     Consolidated Statement of Shareholders' Equity for the
         Years Ended December 31, 1997 and 1996
         and the six months ended June 30, 1998  (unaudited) ............... F-6

     Consolidated Statements of Cash Flows for the
         Years Ended December 31, 1997 and 1996
         and the six months ended June 30, 1998 (unaudited)................. F-7

     Notes to Consolidated Financial Statements.......................F-9 - F-30

                         REPORT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
Bradley Pharmaceuticals, Inc.


We have audited the accompanying consolidated balance sheets of Bradley Pharmaceuticals, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Bradley Pharmaceuticals, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations, and their consolidated shareholders' equity and their consolidated cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




GRANT THORNTON LLP

Parsippany, New Jersey
March 18, 1998

                 Bradley Pharmaceuticals, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS


                 Bradley Pharmaceuticals, Inc. and Subsidiaries

                           CONSOLIDATED BALANCE SHEETS


                                                                 December 31,    June 30,
ASSETS                                                   1996          1997        1998
                                                                                (unaudited)

CURRENT ASSETS
  Cash and cash equivalents                        $      -      $     513,971 $    39,287
  Accounts receivable - net of allowance for
    doubtful accounts of $71,000 in 1996,
    $61,000 in 1997, and $30,000 in 1998               2,736,037     1,748,856   3,373,941
  Inventory                                            1,057,985       977,344     920,394
  Prepaid samples and materials                        1,681,199     1,517,813   1,304,802
  Prepaid expenses and other                              52,984        12,629     157,744

     Total current assets                              5,528,205     4,770,613   5,796,168

PROPERTY AND EQUIPMENT - AT COST, less
  accumulated depreciation of $900,000 in 1996,
  $1,050,000 in 1997, and $1,098,000 in 1998             343,428       277,805     364,967

INTANGIBLE ASSETS, NET                                14,831,536    13,044,147  12,576,857


OTHER ASSETS                                              -             89,317      90,447

                                                   $  20,703,169 $  18,181,882 $18,828,439



The accompanying notes are an integral part of these statements.

                                       F-3
                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS



                                                                 December 31,    June 30,
LIABILITIES AND SHAREHOLDERS' EQUITY                     1996          1997        1998
                                                                                (unaudited)

CURRENT LIABILITIES
  Current maturities of long-term debt             $   3,444,569 $     169,143 $   106,451
  Accounts payable and accrued expenses                4,719,160     3,170,549   3,844,154
  Revolving credit line                                   -          1,269,757     706,672
  Income taxes payable                                   193,276       133,932     311,553
     Total current liabilities                         8,357,005     4,743,381   4,968,830

LONG-TERM DEBT, less current maturities                  530,964       264,406     226,401

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
  Preferred stock, no par value; authorized, 2,000,000
     shares; issued - none                                -             -            -
  Common, Class A, no par value, authorized,
     26,400,000 shares; issued 7,692,267 in 1996,
     8,174,295 shares in 1997 and 8,188,281 in 1998   13,970,240    14,653,927  14,673,848
  Common, Class B, no par value, authorized,
     900,000 shares; issued and outstanding,
     431,552 shares in 1996, 1997, and 1998              845,448       845,448     845,448
  Treasury stock - Class A Common Stock - at cost
     (146,008 shares in 1997 and 197,045 in 1998)         -           (231,198)   (374,737)
  Accumulated deficit                                 (3,000,488)   (2,094,082) (1,511,351)

                                                      11,815,200    13,174,095  13,633,208

                                                   $  20,703,169 $  18,181,882 $18,828,439




The accompanying notes are an integral part of these statements.

                 Bradley Pharmaceuticals, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 Bradley Pharmaceuticals, Inc. and Subsidiaries

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 Bradley Pharmaceuticals, Inc. and Subsidiaries

                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1997 and 1996, and June 30, 1998 and
                 1997 (Information with respect to June 30, 1998
                                     and the
              six months ended June 30, 1998 and 1997 is unaudited)


F-1


NOTE A - ORGANIZATION AND SUMMARY OF ACCOUNTING POLICIES


Bradley Pharmaceuticals, Inc. (the "Company") is a New Jersey corporation founded in 1985 and was reincorporated in Delaware in July 1998. The Company's primary business activity is the manufacturing and marketing of various pharmaceutical and dermatological products, which have been acquired through the purchase of trademark rights and patents.

A summary of the significant accounting policies of the Company applied in the preparation of the accompanying consolidated financial statements follows:

1. Principles of Consolidation

The consolidated financial statements include the accounts of Bradley Pharmaceuticals, Inc. and its wholly-owned subsidiary, Doak Dermatologics Inc. ("Doak"), acquired February 1, 1994 (Note C) and its wholly-owned foreign sales corporation, Bradley Pharmaceuticals Overseas, Ltd., formed in February 1995, and its wholly-owned subsidiary, Bradley Pharmaceuticals (Canada) Inc., formed in June 1996. All intercompany transactions have been eliminated in consolidation.

2. Inventory

Inventory, consisting principally of finished goods, is stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

3. Prepaid Samples and Materials

The Company capitalizes product samples and promotional materials. These items are charged to operations in the period in which they are distributed to customers.

4. Depreciation

Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line and accelerated methods over a period of five to seven years for equipment and ten years for leasehold improvements.

5. Intangible Assets

The costs of noncompete agreements, goodwill, license agreements, and purchased trademarks and patents are capitalized and amortized on a straight-line basis to operations over their estimated useful lives or statutory lives, whichever are shorter. The estimated lives for trademarks are 10 to 40 years (See Note B for discussion of a change in estimate). The estimated amortization periods for other intangible assets are as follows: 10 to 20 years for goodwill, 10 years for license agreements, 17 years (or the remaining life at the time of purchase, if shorter) for patents and 3 years for noncompete agreements.

The Company has adopted Statement of Financial Accounting Standards No. 121, "Impairment of Long-Lived Assets to be Disposed Of." Accordingly, whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable, management assesses the recoverability of the asset. Management compares the cash flows, on an undiscounted basis, expected to be generated from the related assets to the carrying amounts to determine whether an impairment has occurred. It is reasonably possible that the actual cash flows that result will be insufficient to recover the carrying amount of certain of these intangibles. No impairment loss was recorded for 1997 or 1996.

6. Cash and Cash Equivalents

Cash and cash equivalents include investments in highly liquid securities having an original maturity of three months or less at the time of purchase.

7. Certain Concentrations

The Company is potentially subject to concentrations of credit risk, which consist principally of cash and cash equivalents and trade accounts receivable. The cash and cash equivalent balances at December 31, 1997 were principally held by one institution, and are in excess of the Federal Deposit Insurance Corporation ("FDIC") insurance limit. Concentration of credit risk with respect to accounts receivable is generally limited due to the Company's large, diverse customer base. However, at December 31, 1997 and 1996, two wholesale customers accounted for approximately 44% and 59%, respectively, of the total accounts receivable balance.

Approximately 40%, 45% and 51% of the Company's net sales for the six months ended June 30, 1998 and for the years ended December 31, 1997 and 1996 were derived from sales of its Deconamine(R) products. The Company cannot predict the date Deconamine(R)SR status, mandated by the United States Food and Drug Administration, ("FDA") will change from a prescription product to an over-the-counter product. The Company, however, based upon information obtained currently from the FDA, believes the status will not change in the foreseeable future.

For the year ended December 31, 1997, three wholesale customers accounted for approximately 39% (15%, 12% and 12%) of net sales. For the year ended December 31, 1996, three wholesale customers accounted for approximately 37% (15%, 12% and 10%) of net sales. The Company had similar concentrations in wholesale customers, manufacturers and export sales during the six months ended June 30, 1998.

One company manufacturing products for the Company accounted for approximately 19% and 16% of the Company's cost of goods sold for the years ended December 31, 1997 and 1996. Management believes it can obtain replacement manufacturing arrangements and that a loss of any or all of their vendors and/or manufacturers would not have a material effect on the Company.

     The Company had export sales of approximately 13% and 11% of its net sales for the years ended December 31, 1997 and 1996, respectively.

8.   Net Income Per Common Share

The Company computes income per share in accordance with Statement of Financial Accounting Standards No. 128 Earnings per Share (SFAS 128) which specifies the compilation, presentation and disclosure requirements for income per share for entities with publicly held common stock or potential common stock. The requirements of this statement are effective for interim and annual periods ending after December 15, 1997. All prior years were restated in accordance with SFAS 128.

Basic net income per common share is determined by dividing the net income by the weighted average number of shares of common stock outstanding. Diluted net income per common share is determined by dividing the net income by the weighted number of shares outstanding and dilutive common equivalent shares from stock options and warrants.

9.   Income Taxes

The Company and Doak file a consolidated Federal income tax return.

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires, among other things, an asset and liability approach for financial accounting and reporting for deferred income taxes. In addition, the deferred tax liabilities and assets are required to be adjusted for the effect of any future changes in the tax law or rates. Deferred income taxes arise from temporary differences resulting in the basis of assets and liabilities for financial reporting and income tax purposes.

10.  Accounting for Stock Options

Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," introduced a method of accounting for employee stock-based compensation plans based upon the fair value of the awards on the date they are granted. Under this fair value based method, public companies estimate the fair value of stock options using a pricing model, such as the Black Scholes model, which requires inputs such as the expected volatility of the stock price and an estimate of the dividend yield over the option's expected life. This statement gives entities a choice of recognizing related compensation expense by adopting the new valuation method or to continue to measure compensation using the intrinsic value approach under Accounting Principles Board ("APB") Opinion No.
25. The Company has adopted the APB No. 25 method of measurement (see Note G-2).

11.  Reclassifications

Certain reclassifications have been made to the prior year financial statements in order to conform to the current presentation.



12.  Using Estimates in Financial Statements

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's estimate for chargebacks, rebates and the determination of useful lives of intangibles represent particularly sensitive estimates.

13.  Chargebacks and Rebates

Chargebacks and rebates are based on the difference between the prices at which the Company sells its products (principally DECONAMINE(R)SR) to wholesalers and the sales price ultimately paid by the end-user (often governmental agencies and managed care buying groups) pursuant to fixed price contracts. The Company records an estimate of the amount either to be charged back to the Company, or rebated to the end user, at the time of sale to the wholesaler. Management has recorded an accrual for chargebacks and rebates of $1,150,000 and $1,565,000 at December 31, 1997 and 1996, respectively (included in accounts payable and accrued expenses), based upon factors including current contract prices, historical chargeback rates and actual chargebacks claimed. The amount of actual chargebacks claimed could differ (either higher or lower) in the near term from the amounts accrued by the Company.

The Company's analysis of the trend in actual chargebacks and rebates resulted in a decrease in the percentage used to adjust gross sales to net sales for the second quarter of 1998, resulting in increased net sales and net income of $235,000. During 1997, the Company received monetary concessions of approximately $357,000 from managed care vendors receiving rebates.

                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1997 and 1996, and June 30, 1998 and
                 1997 (Information with respect to June 30, 1998
                                     and the
              six months ended June 30, 1998 and 1997 is unaudited)


F-1
14.ab New Accounting Standards

     The Financial Accounting Standards Board released Statement of Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130), governing the reporting and display of comprehensive income and its components, and Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS No. 131), requiring that all public businesses report financial and descriptive information about their reportable operating segments. The Company adopted SFAS 130 and SFAS 131 as required in 1998. The impact of adopting SFAS No. 130 had no effect on the consolidated financial statements. Management is currently evaluating the effect of SFAS No. 131 on the consolidated financial statement disclosures.


15.  Summary of Accounting Policies

The unaudited interim financial statements of Bradley Pharmaceuticals, Inc. (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles of complete financial statements.

In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments (consisting of normal recurring entries) necessary to present fairly the financial position as of June 30, 1998 and the results of operations for the three and six month periods ended June 30, 1998 and 1997 and cash flows for the six months ended June 30, 1998 and 1997, respectively.

The results reported for the three and six month periods ended June 30, 1998 are not necessarily indicative of the results of operations which may be expected for a full year.



NOTE B - INTANGIBLE ASSETS

   Intangible assets are summarized as follows:

                                                      1997                                   1996

                                                             Accumulated                                   Accumulated
                                             Cost            Amortization              Cost               Amortization
Trademarks............................     $ 16,324,790    $4,564,412            $16,905,140            $3,675,007
Patents...............................        1,327,454       919,080              1,327,454               735,517
Licenses..............................          124,886        59,280                124,886                46,800
Goodwill..............................        1,253,975       444,186              1,248,125               318,399
Covenants not to compete..............          162,140       162,140                162,140               160,486
                                                -------       -------             ---------                --------

                                            $19,193,245    $6,149,098            $19,767,745            $4,936,209
                                            ===========    ==========            ===========            ==========


     Intangible assets arose principally from the Doak acquisition (Note C) and the following transactions in 1992 through 1997.



                                                     1. LUBRIN(R)

     In December 1992, the Company acquired certain rights, including the trademark and patent, to the personal lubricating insert, LUBRIN(R) INSERTS ("LUBRIN(R)") and agreed for seven years not to compete with the Company with respect to the product LUBRIN(R). The Company and UPSHER-SMITH LABORATORIES, INC. ("UPSHER-SMITH"), have since entered into a manufacturing contract, renewable annually, to manufacture LUBRIN(R) for the Company.

     Total consideration for the Company's acquisition of LUBRIN(R) consisted of: (i) $1 million, $500,000 of which was paid at closing, with the balance payable at a rate of 9% per annum, in 20 quarterly installments of $31,321 each, commencing on March 15, 1993; (ii) a 4% royalty on adjusted sales of LUBRIN(R) up to and including the first $5,000,000 and 3% of adjusted sales in excess of the first $5,000,000 through October 30, 1999; and (iii) warrants to purchase up to 60,000 shares of the Company's Class A common stock at a price of $4.50 per share which expired on December 15, 1997. Of the total purchase price, $1 million was attributed to patents with an estimated life of seven years.

                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1997 and 1996, and June 30, 1998 and
                 1997 (Information with respect to June 30, 1998
                                     and the
              six months ended June 30, 1998 and 1997 is unaudited)


F-1
                2.AB TRANS-VER-SAL(R) Wart Products/GLANDOSANE(R)

     On March 30, 1993, the Company acquired from Tsumura Medical, a division of Tsumura International, Inc., all technical, proprietary and distribution rights to five specialized dermal patch products currently used in the treatment of warts ("TRANS-VER-SAL(R)") and a synthetic saliva aerosol product ("GLANDOSANE(R)") used to alleviate dry mouth caused by various treatments and illnesses.

     Total consideration for the Company's acquisition of these products consisted of: (i) $1,300,000, of which $850,000 was paid at closing and the balance of $450,000 payable by the Company's promissory note at 7% per annum in twenty quarterly installments of $26,861; (ii) a 5.5% royalty on net sales of the products payable for a period of five years or until an aggregate $600,000 of royalty payments are made; (iii) approximately $170,000 paid for the acquisition of inventory on hand; and (iv) warrants granted to purchase up to 150,000 shares of the Company's Class A common stock at $4.50 per share exercisable at any time through March 30, 1998. Of the total purchase price, $866,250 was attributed to trademarks with an estimated life of 20 years.

                                3. DECONAMINE(R)

     On December 10, 1993 (the "Closing Date"), in accordance with the terms and conditions set forth in the Purchase Agreement dated as of November 10, 1993, as amended (the "Purchase Agreement"), between Bradley Pharmaceuticals, Inc. and Berlex Laboratories, Inc. ("Berlex"), the Company acquired all technical, proprietary and distribution rights to an allergy and decongestant remedy called DECONAMINE(R) ("DECONAMINE(R)").

     Specifically, the Company acquired customer receivables, net of chargebacks and rebates from sales of DECONAMINE(R) from the close of business on October 29, 1993 to the Closing Date; all DECONAMINE(R) inventory existing at the Closing Date; and all intellectual property rights, marketing materials, books and records, licenses and permits and goodwill relating to DECONAMINE(R).

     Total consideration for the Company's acquisition (after giving effect to imputed interest of approximately $1.6 million) was originally approximately $16.4 million (the "Purchase Price") and consisted of: (i) approximately $4.3 million, paid at closing, from the proceeds of a private placement (Note G-3), with an additional $1.7 million paid from proceeds of DECONAMINE(R) sales from November 1, 1993 to the date of closing; (ii) $0.4 million representing the standard costs of the inventory as of the close of business on October 29, 1993 (except for 50% of the inventory of the raw material active ingredient) paid 30 days from the Closing Date; (iii) the standard costs of 50% of the inventory of the raw material active ingredient paid 60 days from closing; (iv) a non-interest-bearing note calling for payments of $2 million during December 1994, approximately $2.66 million each on the second, third and fourth anniversaries of the Closing Date; and (v) $84,000 to be paid on the last day of each month beginning with January 1996, up to a maximum of $2 million if the effective date (plus grace period for compliance, if any) announced by the FDA publication with respect to the final "Monograph" for DECONAMINE(R) has occurred; and the Company has, prior to or during such month, expended funds for the purpose of preserving the prescription drug status of DECONAMINE(R).

     During the fourth quarter of 1995, the Company accrued approximately $1,512,000 representing 18 months of payments pursuant to item (v) above as the minimum amount it determined to be payable prior to DECONAMINE(R) coming off prescription status. During the first quarter of 1996, an additional $252,000 was accrued, representing an additional three months of payments.

          On January 5, 1996, the Company and Berlex amended the agreement to provide for the following:

                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1997 and 1996, and June 30, 1998 and
                 1997 (Information with respect to June 30, 1998
                                     and the
              six months ended June 30, 1998 and 1997 is unaudited)


     F-1 ab The $2.67 million due on December 9, 1995 was rescheduled to provide a payment of $800,000 in February 1996 and the remainder to be paid on June 30, 1996. All payments were collateralized by the Company's accounts receivable and inventory until after the June 30, 1996 payment was made.

                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1997 and 1996, and June 30, 1998 and
                 1997 (Information with respect to June 30, 1998
                                     and the
              six months ended June 30, 1998 and 1997 is unaudited)


     F-1 ab The $84,000 monthly payments described in item (v) above became payable beginning in January 1, 1998.

                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1997 and 1996, and June 30, 1998 and
                 1997 (Information with respect to June 30, 1998
                                     and the
              six months ended June 30, 1998 and 1997 is unaudited)


     F-1 ab Interest accrued on the deferred $2.67 million payment at prime plus 4%. Interest accrued on the $84,000 per month beginning February, 1996 at prime plus 2%.

       On December 23, 1996, the Company and Berlex further amended the agreement to provide the following:

     The Company was to make payments of $250,000 each on December 23, 1996, December 31, 1996, January 30, 1997 and February 18, 1997; $700,000 was due on March 17, 1997; $1.0 million was due on May 15, 1997; and $100,000 per month was due June 15, 1997 through January 15, 1998. $500,000 of the $1,200,000 due
Berlex for the period January 1997 through March 1997 was paid through March 1997. A one-month extension until April 15, 1997 was granted by Berlex for the March 1997 payment.

     The Company also issued to Berlex 1,000,000 Class A shares (approximately 13% of the new public float of 7.7 million shares) with a then market value of $1,125,000, which the Company caused to be registered with the Securities and Exchange Commission.

     The difference between the carrying amount of the obligation to Berlex and the amount of consideration to be paid under the December 23, 1996 amendment represents a reduction in the net purchase price of DECONAMINE(R) pursuant to the December 1996 amended agreement, amounted to $2,413,000 and was recorded as a reduction of the intangible assets.

     On September 19, 1997 (the "Closing"), the Company consummated the negotiated settlement of all of its outstanding obligations to Berlex by amending the purchase agreement. Immediately prior to the Closing, the Company was indebted to Berlex in the approximate aggregate amount of $2.5 million.

     At the Closing, in satisfaction of all outstanding obligations owing to Berlex, and in consideration of Berlex's release of its lien covering the Company's accounts receivable, the Company (i) paid to Berlex $1.15 million in cash, plus accrued interest (the "Cash Payment"), (ii) issued to Berlex 450,000 shares of Class A Common Stock (which, when added with the other shares of Class A Common Stock previously issued to Berlex represented, at the time of issuance, approximately 19% of the outstanding Class A Common Stock of the Company) and
(iii) agreed to issue to Berlex, when permissible in accordance with applicable state corporate law, warrants entitling Berlex to purchase, under certain conditions, up to an additional 750,000 shares of Class A Common Stock with an exercise price of $1.25 per share. These warrants are subject to certain anti-dilution provisions and expire two years after issuance, but may be extended under certain conditions.

     The difference between the carrying amount of the obligation to Berlex and the total consideration specified by the September 19, 1997 amendment amounted to $572,000 and was recorded as a reduction in the net purchase price of DECONAMINE(R), and was recorded as a reduction to the intangible assets.

     In conjunction with the final amendment to the purchase agreement, the Company revised its estimate of the useful life of DECONAMINE(R). Based on various changes in circumstances, the Company determined that a useful life of 25 years (21 years from the date of the final amendment) is appropriate. This change in estimate resulted in a reduction of amortization expense of approximately $100,000 for the quarter and year ended December 31, 1997.

                   4. ADEFLOR M(R) and PAMINE(R) Acquisitions

     In February 1994, the Company acquired from The Upjohn Company ("Upjohn"), all United States manufacturing, packaging and proprietary rights, including all trademarks, registrations, marketing data, and customer lists of ADEFLOR M(R), a vitamin and mineral tablet with fluoride, and PAMINE(R) tablets, methscopalamine bromide, used in connection with the treatment of peptic ulcers. In consideration therefor, the Company agreed to pay Upjohn $225,000, $50,000 at closing, with the remaining $175,000 payable in equal quarterly installments of $25,000, each commencing on June 30, 1994. In addition, the Company agreed to pay Upjohn an 8% royalty against net sales of these products through February 1, 1996, and a 4% royalty thereafter until February 1, 2004. In 1996, the Company and Upjohn entered into an agreement whereby the Company paid Upjohn $25,000 in lieu of royalty payments accruingon or after December 31, 1996. The Company further agreed to purchase from Upjohn, at approximately Upjohn's cost, all salable inventory of ADEFLOR M(R) and PAMINE(R) existing at the closing date.

                            5. CARMOL(R) Acquisition

     In June 1994, the Company acquired from Syntex (U.S.A.) Inc. ("Syntex") all manufacturing, packaging, quality control, stability, drug experience, file history, customer lists and marketing rights, titles and interests, including all U.S. trademarks to CARMOL(R) 10 and CARMOL(R) 20 (nonprescription total body moisturizers) and CARMOL(R) HC (a prescription moisturizer containing hydrocortisone) (the "CARMOL Products"). In consideration for this acquisition, the Company agreed to pay Syntex $450,000, $150,000 of which was paid at closing. The remaining $300,000 is payable in three (3) equal annual installments of $100,000 each, commencing on June 10, 1995. In addition, the Company agreed to pay Syntex a 3% royalty on sales of the CARMOL Products, commencing June 10, 1997 for a period of seven years.

                      6. ITG LABORATORIES, INC. Investment

     Effective June 15, 1995, the Company entered into a Stock Purchase and Distribution Agreement with ITG Laboratories, Inc. ("ITG"), a product research company headquartered in Atherton, CA and Yavne, Israel, whereby:

     The Company purchased approximately 17% of the stock of ITG (approximately 1,000,000 shares) for 100,000 shares of Bradley Class A Common Stock, which was distributed during August 1995, and $150,000.

     The Company was appointed exclusive U.S. distributor for all of ITG's Omiderm products, including ITG's Synthetic Polyurethane Wound Dressing. Omiderm is a clinically proven, unique wound dressing line which allows permeability of water, oxygen and aqueous medications, while maintaining a sterile environment for healing by preventing microbial invasion. The value of consideration for this acquisition was $565,625 and is included as a reduction of stockholders' equity on the accompanying consolidated balance sheet.

     During 1996, the Company and ITG entered into an agreement that resulted in an unwinding of this transaction, and the recording of a $90,000 loss, and that provided for the following:

     The Company delivered the 1,000,000 shares of ITG stock to ITG.

     ITG delivered the 100,000 shares of Bradley stock and $60,000 (payable by ITG through April 1998) to Bradley.

     Bradley retained its nonexclusive U.S. distribution rights for the Omiderm products.


                          7. ACID MANTLE(R) Acquisition

     In May  1996,  the  Company  acquired  from  Sandoz  Pharmaceuticals  Corp.
("Sandoz") the trademark rights to the ACID MANTLE(R) skin treatment line, including the manufacturing, marketing and distribution rights within the United States and Puerto Rico. In consideration for this acquisition, the Company agreed to pay Sandoz $900,000, of which $250,000 was paid at closing. The remaining $650,000 is payable in installments of $250,000 in May 1997 and $100,000 per year from May 1998 through May 2001. The Company also purchased Sandoz's entire inventory of ACID MANTLE(R) salable products and raw material.

     The majority of the Purchase Price was attributed to trademarks with an estimated life of 15 years.



                NOTE C - ACQUISITION OF DOAK PHARMACAL CO., INC.

     In 1994, 67.7% of the shares of Doak Pharmacal Co., Inc. ("Doak") were acquired for approximately $929,000. Doak was a publicly traded company engaged in the manufacture and sale of cosmetic dermatologic products and pharmaceutical dermatologic products. The acquisition was accounted for as a purchase. Goodwill resulting from this purchase totaling approximately $640,000 is being amortized over ten years.

     In January 1995, the Company consummated the merger of Doak with the Company, pursuant to which the Company acquired substantially all of the remaining outstanding shares of Doak (at the same $1.74 per share price as the initial acquisition) for a total of approximately $420,000, of which approximately $335,000 was paid through March 15, 1996 (representing the Doak shares forwarded to the Company for redemption to date). Subsequently, the Company acquired certain minor additional shares of Doak which are recorded as additional goodwill.

NOTE D - INCOME TAXES

The provision for income tax expense (benefit) is as follows:

                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             December 31, 1997 and 1996, and June 30, 1998 and 1997
               (Information with respect to June 30, 1998 and the
              six months ended June 30, 1998 and 1997 is unaudited)

                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             December 31, 1997 and 1996, and June 30, 1998 and 1997
               (Information with respect to June 30, 1998 and the
              six months ended June 30, 1998 and 1997 is unaudited)


F-1


                                                                                         Year                  Year
                                                                                        ended                  ended
                                                                                       12/31/97              12/31/96

         Current
              Federal                                                                   $395,000             $950,000
              State                                                                       76,500              193,000
                                                                                          ------              -------

                                                                                        $471,500           $1,143,000
                                                                                        --------           ----------

         Utilization of net operating loss carryforwards
              Federal                                                                  (378,000)            (895,000)
              State                                                                     (35,000)             (98,000)
                                                                                       (413,000)            (993,000)
                                                                                     $    58,500             $150,000
                                                                                     ===========             ========



                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             December 31, 1997 and 1996, and June 30, 1998 and 1997
               (Information with respect to June 30, 1998 and the
              six months ended June 30, 1998 and 1997 is unaudited)


F-1
The following is a summary of the items giving rise to deferred tax benefits at December 31, 1997 and 1996.



                                                                                        1997                 1996
                                                                                        ----                 ----


         Current
              Allowance for doubtful accounts                                       $ 23,000             $26,000
              Allowance on sales                                                     226,000              286,000
              Inventory reserves and capitalization                                  100,000              124,000
              Accrued expenses                                                        -0-                 93,000
                                                                                      ---                 ------

                                                                                     349,000              529,000
                                                                                     -------              -------

         Long-term
              Net operating loss carryforward                                        191,000              307,000
              Alternative minimum tax credit                                         181,000              188,000
              Amortization of intangibles and fixed assets                           340,000              352,000
                                                                                     -------              -------
                                                                                     712,000              847,000
                                                                                     -------              -------
         Total deferred tax assets                                                  1,061,000            1,376,000

         Less valuation allowance                                                  (1,061,000)          (1,376,000)
                                                                                   -----------          -----------
                                                                                 $ ------------              $
                                                                                 ===============             =
                                                                                                        -----------


                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             December 31, 1997 and 1996, and June 30, 1998 and 1997
               (Information with respect to June 30, 1998 and the
              six months ended June 30, 1998 and 1997 is unaudited)


F-1

     A valuation allowance has been recorded at December 31, 1997 and 1996 reflecting the uncertainty of the future utilization of these tax benefits.


     The difference between the actual Federal income tax expense and the amount computed by applying the prevailing statutory rate to income before income taxes is reconciled as follows:



                                                                         Year ended                  Year ended
                                                                      December 31,1997            December 31,1996


Tax at statutory rate                                                        34.0%                      34.0%
State income tax expense, net of
         Federal tax effect                                                    2.8                        3.5
Change in valuation allowance and previously
         unrecorded benefits                                                (32.6)                     (31.5)
[GRAPHIC OMITTED]
Other                                                                          1.9                        2.6
                                                                               ---                        ---


Effective tax rate                                                                 6.1 %                       8.6 %
                                                                             ==    =====               ===     =====


                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             December 31, 1997 and 1996, and June 30, 1998 and 1997
               (Information with respect to June 30, 1998 and the
              six months ended June 30, 1998 and 1997 is unaudited)


F-1
The Company has a net operating loss carryforward for Federal income tax purposes of $ 215,000, which will expire in 2010.

Internal Revenue Code Section 382 places a limitation on the utilization of Federal net operating loss and other credit carryforwards when an ownership change, as defined by the tax law, occurs. Generally, this occurs when a greater than 50 percentage point change in ownership occurs. Accordingly, the actual utilization of the net operating loss carryforwards and other deferred tax assets for tax purposes may be limited annually to the percentage (about 6%) of the fair market value of the Company at the time of any such ownership change.



NOTE E -REVOLVING CREDIT FACILITY AND LONG-TERM DEBT

In order to raise the funds necessary for the Company to make the Cash Payment to Berlex (See Note B), the Company entered into a $3 million revolving credit facility with The CIT Group/Credit Finance Inc. ("CIT"). Advances under this facility are calculated pursuant to a formula which is based upon the Company's then "eligible" accounts receivable and inventory levels. This line of credit has an initial term of three years and is renewable for successive periods of two years each. The credit facility requires an annual facility fee and is subject to an unused credit line percentage fee. Interest accrues on amounts outstanding under this facility at the rate equal to the prime rate of interest from time to time announced by The Chase Manhattan Bank as its prime rate of interest plus 2 1/4%. The Company's obligations under this credit facility have been collateralized by the grant by the Company to CIT of a lien upon, and the pledge of a security in, all of the Company's inventory, accounts receivable, intangible assets (subject to prior lien) and other assets. The credit facility contains certain covenants and restrictions and a limited personal guaranty by Daniel Glassman, the Company's Chairman and Chief Executive Officer.

Long-term debt consists of the following:

                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             December 31, 1997 and 1996, and June 30, 1998 and 1997
               (Information with respect to June 30, 1998 and the
              six months ended June 30, 1998 and 1997 is unaudited)


F-1



                                                                                      1997           1996
                                                                                      ----           ----


         Installment note due 2001 (a)                                                $85,001       $  118,989
         Installment note due 1997 (b)                                                      -          118,542
         Installment note due 1998 (c)                                                 26,399          151,738
         Installment note due 1997 (d)                                                      -        2,879,882
         Installment note due 1997 (e)                                                      -           98,282
         Installment note due 2001 (f)                                                320,448          520,957
         Other installment notes and capital lease obligations                          1,701           87,143
                                                                                     --------       ----------

                                                                                      433,549        3,975,533
         Less:  current maturities                                                  (169,143)      (3,444,569)
                                                                                    ---------      -----------

                                                                                    $ 264,406      $   530,964
                                                                                    =========      ===========


(a) The note, which originated in August 1991 in connection with the acquisition of a trademark (DUADACIN(R)), calls for interest only, at the rate of 10% commencing August 1992, and quarterly installments consisting of principal and interest in the amount of $6,865 for the eight-year period commencing November 1993. This note is collateralized by the trademark assigned to the Company. (b) The note payable, which originated in December 1992 and was repaid in 1997 in connection with the acquisition of a patent and trademark (LUBRIN(R)), bears interest at the rate of 9% with quarterly installments consisting of principal and interest in the amount of $31,321.

                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             December 31, 1997 and 1996, and June 30, 1998 and 1997
               (Information with respect to June 30, 1998 and the
              six months ended June 30, 1998 and 1997 is unaudited)


F-1
  (c)ab The note payable, which originated in March 1993 in connection with the acquisition of trademarks and a patent (TRANSVER-SAL(R)/GLANDOSANE(R)), bears interest at the rate of 7% and is payable in 20 equal quarterly installments of $26,861. The seller has been granted a security interest in the assets acquired by the Company. The Company is in default of this note for failure to make timely payments.

(d) The note payable, which originated in December 1993 in connection with the acquisition of a trademark (DECONAMINE(R)), was non-interest-bearing. Pursuant to the renegotiated terms (Note B), the note was satisfied in full in 1997.

                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             December 31, 1997 and 1996, and June 30, 1998 and 1997
               (Information with respect to June 30, 1998 and the
              six months ended June 30, 1998 and 1997 is unaudited)


     F-1 (e)ab The note payable, which originated in June 1994 and was repaid in 1997,in connection with the acquisition of trademarks (CARMOL(R)), was non-interest-bearing and was payable in annual installments of $100,000 commencing June 1995. Interest at an annual rate of 7% was imputed for this note.

     (f)ab The note payable, which originated in May 1996 in connection with the acquisition of trademarks (ACID MANTLE(R)) is noninterest bearing and is payable in installments of $250,000 in May 1997, and $100,000 each per year from May 1998 through 2001. Interest at an annual rate of 9.5% has been imputed for this note. The seller has been granted a security interest in the assets acquired by the Company.

   The annual maturities of long term debt is $103,000 due in 1999, $113,000 due in 2000 and $48,000 due in 2001. Because of the nature of the Company's debt, it is impractical to determine its fair value.


NOTE F - RELATED PARTY TRANSACTION

During the years ended December 31, 1997 and 1996, the Company received administrative support services (consisting principally of advertising services, mailing, copying, data processing and other office services) which were charged to operations from Banyan Communications Group, Inc. ("Banyan"), an affiliate, in the amount of $135,000 and $280,000, respectively. At December 31, 1997, the Company owed Banyan $2,897.



NOTE G -SHAREHOLDERS' EQUITY

   The Company's authorized shares of common stock are divided into two classes, of which 26,400,000 shares are Class A common stock and 900,000 shares are Class B common stock. The rights, preferences and limitations of the Class A and the Class B common stock are equal and identical in all respects, except that each Class A share entitles the holder thereof to one vote upon any and all matters submitted to the shareholders of the Company for a vote, and each Class B share entitles the holder thereof to five votes upon certain matters submitted to the shareholders of the Company for a vote.

Both Class A common stock and Class B common stock vote together as a single class upon any and all matters submitted to the shareholders of the Company for a vote, provided, however, that the holders of Class A common stock and holders of Class B common stock vote as two separate classes to authorize any proposed amendment to the Company's Certificate of Incorporation, which affects the rights and preferences of such classes. So long as there are at least 325,000 shares of Class B common stock issued and outstanding, the holders of Class B common stock vote as a separate class to elect a majority of the directors of the Company (who are known as "Class B Directors"), and the holders of Class A common stock and voting preferred stock, if any, vote together as a single class to elect the remainder of the directors of the Company.

The Board of Directors may divide the preferred stock into any number of series, fix the designation and number of shares of each such series, and determine or change the designation, relative rights, preferences and limitations of any series of preferred stock. The Board of Directors may increase or decrease the number of shares initially fixed for any series, but no such decrease shall reduce the number below the number of shares then outstanding and shares duly reserved for issuance.

1. Stock Repurchase Plan

In January 1997, the Company announced a program to repurchase up to 5% of the outstanding Class A common stock in open market transactions over the next 24 months. These shares will be held in Treasury by the Company to be used for purposes deemed necessary by the Board of Directors, including funding company matching contributions to the 401(k) Plan. During 1997, the Company acquired 146,008 shares at a cost of $ 231,198, net.

2. Stock Option Plan

The Board of Directors has adopted the 1990 Stock Option Plan, reserving 1,500,000 shares of Class A common stock for issuance. The number of shares reserved for issuance was increased to 2,600,000 in 1996 (see Note G-6). The plan will expire on January 31, 2000, but options may remain outstanding past this date.

The number of shares covered by each outstanding option, and the exercise price, must be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a subdivision or consolidation of shares, stock split, or the payment of a stock dividend, and are summarized as follows:

                                                                                                 Weighted
                                                                                                  Average
                                                                        Number of                Exercise
                                                                         Options                   Price


    Balance, December 31, 1995                                          1,637,328                  $3.42
             Granted                                                     265,391                    1.32
             Exercised                                                      --                      --
             Canceled                                                    (423,354)                  1.72
                                                                         ---------

    Balance, December 31, 1996                                          1,479,365                      $1.34
             Granted                                                        68,000                  1.25
             Exercised                                                    (31,500)                  1.39
             Canceled                                                    (174,740)                  1.51
                                                                 -       ---------

    Balance, December 31, 1997                                          1,341,125                  $1.32
                                                                        =========                  =====



     As of December 31, 1997, options outstanding for 1,243,000 shares were exercisable at prices ranging from $.68 to $3.65, and the weighted remaining contractual life was 4.9 years. As of December 31, 1996, options outstanding for 1,177,236 shares were exercisable at prices ranging from $.68 to $3.65, and the weighted remaining contractual life was 4.9 years. Compensation cost charged to operations, which the Company records for options granted to nonemployees, was none and $58,000 in the years ended December 31, 1997 and 1996, respectively. There were 131,645 options outstanding to nonemployees at December 31, 1997, of which 128,145 were exercisable. There were 232,805 options outstanding to nonemployees at December 31, 1996, of which 211,697 were exercisable.


     The following table summarizes option data as of December 31, 1997:


                                    Number         Weighted                         Number
                                  Outstanding       Average       Weighted        Exercisable        Weighted
            Range of Exercise        as of         Remaining       Average           as of           Average
                  Prices         December 31,     Contractual     Exercise       December 31,        Exercise
                                    1997            Life           Price            1997             Price
                                (in thousands)                                  (in thousands)

            $  .68 - $1.40            691             5.5           $1.19             613                  $1.18
              1.41 -   3.65           518             3.0            1.49             498                   1.50
                                      ---                                             ---
                                     1,209                                           1,111
                                     =====                                           =====





     The Company measures compensation in accordance with the provisions of APB Opinion No. 25 in accounting for its stock compensation plans. Accordingly, no compensation cost has been recorded for options granted to employees or directors in the years ended December 31, 1997 and 1996. The fair value of each option granted has been estimated on the grant date using the Black-Scholes Option Valuation Model. The following assumptions were made in estimated fair value:



            Dividend yield                                                                     0%
            Risk-free interest rate                                                            6.0%
            Expected life after vesting period
                     Directors and officers                                                    4 years
                     Others                                                                    2 years
            Expected volatility - through December 1, 1995                                     60%
                 December 2, 1995 - through December 31, 1997                                  90%





Had compensation cost been determined under SFAS No. 123, net income and net income per share would have been as follows:



                                                                              Year ended December 31,
                                                                         1997                        1996

Net income
         As reported                                                   $ 906,406                  $1,598,507
         Pro forma for SFAS No. 123 adjustment                           783,702                   1,206,544

Net Income per share
         As reported                                                     $ .11                      $ .22
         Pro forma for SFAS No. 123 adjustment                             .09                         .17




        The weighted average fair value of options granted during 1997 and 1996 was $ .69 and $ .83, respectively.

     During 1996, the Company allowed holders of stock options to reprice their options at then prevailing market prices. Repriced options were included as new grants for purposes of determining SFAS No. 123 compensation cost and the weighted average fair value of options granted during the year. The weighted average exercise price of repriced options was $1.46.

     The weighted average fair value and weighted average exercise price of options granted in 1996, for which the exercise price equals the market price on the grant date, were $.83 and $1.42, respectively. The weighted average fair value and weighted average exercise price of options granted in 1996, for which the exercise price exceeded the market price on the grant date were $.84 and $1.41, respectively. For the year ended December 31, 1997, the exercise price of all options equalled the market price on the grant date.

     In November 1993, the Company granted options to purchase an aggregate of 447,500 shares of Class A common stock at option prices of $2.3125-$2.5438 per share for a period of five to ten years. The grant of these options was conditional upon a portion (447,500 shares) of the shares being granted as options to persons who have placed their shares in escrow should those original escrow shares be lost due to their inability to accomplish the release of the shares from escrow. Management attained the required earnings level in 1994 and accordingly the Company has obtained the release of the escrow shares. These options were therefore canceled. Certain of these escrow shares were subsequently returned to the Company and retired (Note G-5) and the Company has issued new options.

     During the initial phase-in period of SFAS No. 123, such compensation expense may not be representative of the future effects of applying this statement.

     3. Private Placement of the Company's Securities

     In December 1993, the Company completed a private placement of its securities, issuing an aggregate of 160 units at $45,000 per unit. The net proceeds to the Company, after commissions and expenses of $1,014,063, were $6,185,937. Each unit consists of 24,000 shares of the Company's Class A stock and 12,000 Class D warrants. Each Class D warrant entitled the bearer to purchase one share of Class A stock at a cost of $3 per share and expired December 1996. In addition, the placement agent received an option to purchase an additional 40 units through December 1998.

     4. Reserved Shares

     The following table summarizes shares of common stock reserved for issuance at December 31, 1997, as adjusted for the dilutive effect of the private placement of the Company's securities:

                                                                                                   Number
                                                                                                 of shares
         Reserved for                                                                             issuable

Warrants to Tsumura for products acquired (expiring March 1998)                                     150,000
Placement agent's options to purchase private placement units
         (expiring December, 1998)                                                                  960,000*
1990 Stock Option Plan                                                                           1,341,125
                                                                                                 ---------

                                                                                                 2,451,125


          *Adjusted to 989,000 as a result of anti-dilution provisions.


     5. Escrow Shares

     During fiscal 1993, certain members of the Board of Directors and certain other parties were conditionally granted options to purchase an aggregate of 447,500 shares of Class A common stock. These options were canceled effective January 1, 1995, due to the release of 450,000 shares of the Company's Class B common stock held in escrow to such members of the Board of Directors and other persons upon the Company achieving certain financial performance tests in fiscal 1994.

     On November 2, 1995, the Company announced that 450,000 shares of the Company's Class B common stock released from escrow to certain members of the Board of Directors of the Company and other persons upon achieving certain financial performance tests in fiscal 1994 were to be voluntarily returned to the Company and retired. The three members of the Board of Directors who directly received escrow shares have agreed to return such shares to the Company (418,035 of the total 450,000). The other parties have been contacted by the Company and asked to voluntarily return their 31,965 escrow shares. During 1995, two directors returned 364,467 escrow shares to the Company. During 1996, the third director returned 53,568 escrow shares and other parties returned a total of 10,323 escrow shares.

     As a result of the Company's determination to have such escrow shares voluntarily returned to the Company and retired, the Company has granted to such members of the Board of Directors options to purchase 428,358 shares of Class A common stock at an exercise price equal to the fair market value of the shares on the date the escrow shares were returned to the Company.

6.  Reissuance of Class B Shares

     On June 2, 1997, the Board of Directors of the Company authorized the issuance of 254,311 shares of Class B common stock (the "New Class B Stock") to Daniel Glassman. The New Class B Stock was issued to Daniel Glassman in consideration for, among other things, Daniel Glassman's delivery to the Company, for cancellation, of 254,311 shares of Class A common stock of the Company. The issuance of the New Class B Stock to Daniel Glassman was the result of the Board of Directors' decision to restore management status quo following the Board's recently learning that Daniel Glassman had pledged (the "Pledge"), in April 1995, 254,311 shares of Class B common stock then owned by Daniel Glassman (the "Pledged Shares") to secure certain obligations of Daniel Glassman to an unaffiliated third-party lender. Daniel Glassman has delivered to the Company a letter in which he states that the Pledge was an inadvertent error on his part and that had he been aware of the potential ramifications of the Pledge, he would have pledged other collateral to secure the obligations in question.

     Pursuant to the Company's Certificate of Incorporation, as amended (the "Charter"), the Pledged Shares automatically converted into shares of Class A common stock upon the Pledge by Daniel Glassman. Consequently, the number of outstanding shares of Class B common stock following the Pledge was reduced from 431,552 shares to 177,241 shares. Pursuant to the Charter, holders of the Company's Class B common stock are entitled to elect a majority of the Company's directors so long as there are at least 325,000 shares of Class B common stock issued and outstanding; otherwise, all holders of Class A and Class B common stock, voting as a single class, are entitled to elect all of the Company's directors. During November 1995, and pursuant to matters unrelated to the Pledge, an aggregate of 428,358 other shares of Class B common stock were returned to, and retired by, the Company (see Note G-5). As a result thereof, the number of outstanding shares of Class B common stock fell below the aforementioned 325,000 share threshold. In light of the Company's being unaware of the Pledge, holders of the Company's Class A and Class B common stock, voting as separate classes, elected two directors and three directors, respectively, at the Company's Annual Stockholders' Meeting held in May 1996 (the "1996 Annual Meeting"), rather than voting together as a single class to elect all of the Company's directors. Accordingly, since the 1996 Annual Meeting, only the two directors of the Company elected by the holders of the Class A common stock (the "Class A Directors") have been duly and validly elected. Prior to June 3, 1997, the Company's By-Laws stated that the Company shall have three directors. Since their election by stockholders at the 1996 Annual Meetings, the two Class A
Directors, each of whom was an independent director, voted in favor of all matters approved by the Board of Directors. Prior to the authorization of the issuance of the New Class B Stock to Daniel Glassman, the Class A Directors appointed David Hillman, Secretary of the Company, as the third director of the Company.

     Since the issuance of the New Class B Stock to Daniel Glassman caused the number of issued and outstanding shares of Class B common stock to increase to 431,552 shares (above the 325,000 share threshold set forth in the Company's Charter), the holders of Class B common stock became entitled to elect a majority (consisting of three) of the Company's directors. Following the issuance to Daniel Glassman of the New Class B Stock, the directors of the Company amended the Company's By-Laws to provide that the Board of Directors shall be comprised of five persons and the holders of the outstanding Class B common stock, acting separately as a class in accordance with the Company's Charter, elected, by majority written consent in lieu of a meeting, Daniel Glassman and Iris Glassman as directors of the Company and David Hillman was designated as a director by the holders of the Class B common stock.

     At a Special Meeting of Stockholders held in August 1996, it was reported that an amendment (the "Option Plan Amendment") to the Company's 1990 Stock Option Plan, as amended (the "Plan"), had been approved by stockholders increasing, from 1,500,000 shares to 2,600,000 shares, the number of shares of Class A common stock authorized for issuance under the Plan. Given the ramifications of the Pledge, and, in particular, that the 254,311 Class B shares voted in favor of the Option Plan Amendment by Daniel Glassman were counted as 1,271,555 votes (giving effect to the 5:1 voting power attributable to Class B shares) but should have been counted as only 254,311 shares of Class A common stock voting in favor of the Option Plan Amendment, there was an insufficient number of shares of common stock of the Company voting to approve the Option Plan Amendment. Accordingly, the Board of Directors has determined to treat the Option Plan Amendment as having been rejected by the Company's stockholders. Options under the Plan to acquire an aggregate of 140,000 shares of Class A common stock granted by the Company in reliance upon the Option Plan Amendment having been approved by stockholders have been returned voluntarily to the Company by the relevant optionees for cancellation. As a consequence of believing, in good faith, that the Option Plan Amendment had been approved by stockholders, between August 15, 1996 and December 31, 1996, there were outstanding options to acquire under the Plan in excess of 1,500,000 shares of Class A common stock. As a result of options to acquire an aggregate of 423,354 shares of Class A common stock under the Plan being canceled during 1996 due to optionees leaving the employ of the Company, there are outstanding, as of August 1997, options to acquire an aggregate of 1,489,845 shares of Class A common stock under the Plan. At a Special Meeting of Stockholders held in August 1997, an amendment to the Company's 1990 Stock Option Plan, as amended, was approved by stockholders increasing, from 1,500,000 shares to 2,600,000 shares, the number of shares of Class A Common Stock authorized for issuance under the Plan.


                     NOTE H - COMMITMENTS AND CONTINGENCIES

     1. Leases

     The Company leases office facilities in Fairfield, New Jersey from Daniel and Iris S. Glassman, directors and shareholders of the Company, and in Westbury, New York.

     The lease on the Fairfield, New Jersey facility was extended in February 1995 for a period expiring January 31, 2013 for 14,120 square feet of office and warehouse space, and also includes payments of electric, water and sewer and the allocated portion of the real estate taxes. The average annual rent over the life of the lease is $189,000. Rent expense, including an allocated portion of real estate taxes, was approximately $194,000 and $176,000 for the years ended December 31, 1997 and 1996, respectively.

     The term of the lease occupied by Doak in Westbury, New York is through January 31, 1999 and contains a monthly rental payment of $5,000. From May 1994 to October 1994, the lease payments for such property were suspended pending further investigation of the environmental matters discussed below.

     Approximate aggregate minimum annual rental commitments, including rent and real estate taxes, are as follows: $173,000 for 1998 and $5,000 for 1999. Total rent expense for the years ended December 31, 1997 and 1996 was $312,000 and $301,000, respectively.

     2. Research and Development Agreement

     The Company is required to file an ANDA with the FDA for its DECONAMINE(R) SR product. The cost of developing the necessary studies for this application is estimated to be approximately $900,000. The Company completed the first phase of these studies at a cost of approximately $300,000. The Company has entered the second phase of these studies at a cost of $190,000 of which $150,000 has already been charged to operations as of the date of this document. Following the completion of the second phase, the project will be deferred until the regulatory and competitive environment warrants completion.

     However, these research and development projects are subject to the Company either generating sufficient cash flows from operations or obtaining requisite financing from outside sources, of which there can be no assurance. Therefore, the Company cannot at this time reasonably anticipate the timing of the expenditure of funds for these purposes. The inability of the Company to further develop and/or file the necessary ANDA for DECONAMINE(R) SR would have a material adverse effect on the Company.

     3. Environmental Matters

     On April 8, 1994, the Company was apprised by the New York State Department
of  Environmental   Conservation   ("NYSDEC")   that  Doak's   current   leased
manufacturing facility located on adjoining parcels at 62 Kinkel Street and 67 Sylvester Street, Westbury, New York and former leased facility located at 128
Magnolia Avenue, Westbury, New York are located in the New Cassel Industrial Area, which has been designated by the NYSDEC on the Registry of Inactive Hazardous Waste Sites (the "Registry"). The real property on which Doak's current manufacturing facility is situated is owned by and leased to the Company by Dermkraft, Inc., an entity owned by the former controlling shareholders and officers of Doak.

     On February 7, 1995, the Company was apprised by NYSDEC that the current manufacturing facility will be excluded from the Registry. By letter dated April 21, 1995, the NYSDEC notified the Company that it intended to investigate the Company's current manufacturing facility to determine if hazardous substances had previously been deposited on that property. By letter dated October 24, 1995, NYSDEC notified Dermkraft, Inc. that the Company's current manufacturing facility is included in or near an inactive hazardous waste site described as "Kinkel and Sylvester Streets" and that NYSDEC intends to conduct a Preliminary Site Assessment to study the site and immediate vicinity. The Company has been advised that NYSDEC has made a preliminary determination to include the 62 Kinkel Street portion of the current manufacturing facility on the Registry and that the 67 Sylvester Street portion of the facility will not be included, but those determinations could change before they are finalized. Thereafter, by letter dated May 3, 1996 and addressed to Dermkraft, Inc., the NYSDEC notified Dermkraft that the site at 62 Kinkel Street has been listed on the Registry due to the presence of trichloroethylene ("TCE") in soils and groundwater due to the use of TCE by LAKA Tools and Stamping and LAKA Industries, a former tenant from 1971 through 1984. The NYSDEC documents refer to Doak Dermatologics as the current tenant but do not refer to any activities of Doak Dermatologics or the Company as a basis for the listing in the Registry. The Company cannot at this time determine whether the cost associated with the investigation and required remediation, if any, of the current manufacturing facility will be material. With respect to the former manufacturing facility on Magnolia Avenue, which remains designated by the NYSDEC as part of the Registry, management believes that Doak will not be obligated to contribute to any remediation costs, if any are required.

     4. Consulting Agreements

     The Company entered into consulting agreements with the sellers of Doak that provide for monthly payments of $8,333 from April 1994 through March 1997. The amounts due under such agreements have been accrued for at December 31, 1995, as the parties have ceased providing services.

     5. Legal Proceedings

     The Company and Doak have been named defendants in a lawsuit filed November 29, 1996. The complaint alleges that the Company and Doak were negligent in their hiring and supervising an employee who in turn allegedly assaulted the plaintiff. The complaint seeks $600,000 in compensatory and $1,000,000 in punitive damages. The Company believes that it has meritorious defenses.

     6. Trans CanaDerm Settlement

     On June 5, 1996, Trans CanaDerm, Inc. ("Trans CanaDerm"), Louis Vogel ("Vogel"), the former controlling stockholder of Trans CanaDerm, and other former stockholders of Trans CanaDerm (collectively, "Plaintiffs") commenced an action against the Company and its subsidiary, Doak Dermatologics ("Doak"), in the United States District Court for the Southern District of New York, 96 Civ. 4175 (JFK). The complaint alleged that in 1957 Doak and Vogel entered into an agreement (the "Agreement") under which Vogel was given the sole and exclusive right to distribute Doak's products in Canada, which Agreement was thereafter assigned by Vogel to Trans CanaDerm. In May 1996, Vogel and the other Trans CanaDerm stockholders sold their stock in Trans CanaDerm to Stiefel Canada, Inc. ("Stiefel"), a competitor of the Company. Shortly thereafter, the Company and Doak terminated the Agreement. The complaint alleged: (i) that the termination was wrongful, (ii) that the Company and Doak tortiously interfered with the contract between the former stockholders and Stiefel, and (iii) that the Company and Doak should be equitably stopped from terminating the Agreement. The complaint sought an injunction restraining the Company and Doak from terminating the Agreement and compensatory and punitive damages in unspecified amounts.

     On September 30, 1996, the Company and Doak entered into a settlement agreement with the Plaintiffs. Pursuant to the settlement, the Company received $2 million relating to the sale of the Company's independent Canadian distributor, Trans CanaDerm, Inc., of which the Company did not have an ownership position, to Stiefel, a competitor of the Company, and the Company transferred to Trans CanaDerm all of the Company's rights, title and interest in certain Doak products in Canada. Direct expenses related to this transaction were $354,868.

     Trans CanaDerm currently distributes several Doak products, as well as other unrelated brands in Canada, and by virtue of the foregoing transfer and payment, Trans CanaDerm will continue to market the Doak product line in Canada. Trans CanaDerm also has agreed to continue to purchase certain materials used in connection with the manufacture of the transferred Doak products through December 31, 1997.

                 Bradley Pharmaceuticals, Inc. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             December 31, 1997 and 1996, and June 30, 1998 and 1997
               (Information with respect to June 30, 1998 and the
              six months ended June 30, 1998 and 1997 is unaudited)


     7. Defined Contribution 401(k) Plan

     Effective January, 1997, the Company established a defined contribution 401(k) plan whereby the Company matches employee contributions up to 25% of the employee's first 6% of contributions with shares of the Company's Class A common stock. Contributions of $28,600 were charged to expenses for the year ended December 31, 1997.

     No dealer, salesperson or other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Except where otherwise indicated, this Prospectus speaks as of the effective date of the Registration Statement. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                      TABLE OF CONTENTS
                                                          Page
Prospectus Summary                                          3
Risk Factors                                                5
Use of Proceeds                                            10
Dividend Policy                                            10
Price Range of Class A
 Common Stock                                              11
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations                                                11
Business                                                   18
Management                                                 33
Principal Stockholders                                     38
Description of Securities                                  41
Selling Stockholders                                       42
Plan of Distribution                                       43
Legal Matters                                              44
Experts                                                    45
Additional Information                                     45
Index to Financial Statements                             F-1


     Until November 3, 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.






                               1,450,000 Shares of
                              Class A Common Stock








                                     BRADLEY
                              PHARMACEUTICALS, INC.







                                   PROSPECTUS












                                 August 5, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

      The Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that the Company shall, to the fullest extent permitted by the New Jersey Business Corporation Act (the "BCA"), indemnify all corporate agents (including the Company's officers and directors) against their expenses and liabilities in connection with any proceeding involving them by reason of their being or having been corporate agents. This indemnification right is not deemed exclusive of any other right to which corporate agents may be entitled under any other statute or any By-law, agreement or vote of stockholders and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of a corporate agent. No indemnification, however, shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (i) were in breach of his duty of loyalty to the Company or its stockholders, (ii) were not in good faith or involved a knowing violation of law or (iii) resulted in receipt by the corporate agent of an improper personal benefit.

      The BCA permits a corporation to indemnify any corporate agent (including officers and directors) against expenses and liabilities incurred in connection with any proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action, indemnification may be made only for expenses incurred by any director or officer in connection with the defense or settlement of an action or suit, if such person has acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant is reasonably entitled to indemnification for such expenses despite such adjudication of liability.

Item 25. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses expected to be incurred in connection with the offering described in this Registration Statement.

      SEC registration fee            $ 1,010.00
      Nasdaq National Market
      additional listing fee            9,000.00
     Accounting fees and expenses      20,000.00
      Legal fees and expenses          25,000.00
     Miscellaneous                      4,990.00
        Total                         $60,000.00

Itcm 26.  Recent Sales of Unregistered Securities.

      During December 1996 and September 1997, the Company issued an aggregate of 1,450,000 shares of Class A Common Stock to Berlex in connection with the restructuring of the Company's monetary obligations owing to Berlex arising out of the Company's 1993 acquisition of the DECONAMINE(R) product line (1,000,000 shares were issued in December 1996 and 450,000 shares were issued in September
1997).  The  December  1996  issuance  was  in  consideration  of  approximately
$2,230,000 of indebtedness then outstanding to Berlex and the September 1997 issuance was in consideration of approximately $ 1,350,000 of indebtedness then outstanding to Berlex. Section 4(2) of the Securitics Act provides an exemption for the Company for the stock issuances to Berlex described above.

      (b) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commissiori such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      For determining any liability under the Securities Act, the Company will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     For determining liability under the Securities Act, the Company will treat each post-effective amendment as a new registration statement for the securities offered, and the offering of the securities at that time to be the initial bona fide offering.


Exhibit
Number                             Description of Document


3.1               Certificate of Incorporation of the Company (incorporated by reference from the Company's proxy statement for the 1998 Annual Stockholders' meeting)

3.2               By-Laws of the Registrant (incorporated by reference from the Company's proxy statement for the 1998
                  Annual Stockholders' meeting)

4.1               Placement Agent's unit purchase option (incorporated by reference to Exhibit 4.5 to the Company's
                  Annual Report on Form 10-K for the year ended December 31, 1993)

5.1               Opinion of Reid & Priest, LLP

10.1              1990 Stock Option Plan, as amended (incorporated by reference to Exhibit 10.1 to the Company's
                  Annual Report on Form 10-KSB for the year ended December 31, 1996

10.2              Form of 11% subordinated note dated June 14, 1990 (incorporated by reference to Exhibit 10.6 to the
                  Company's Registration Statement on Form S-1, Registration No. 33-36120)

10.3              Asset  Purchase  Agreement  between  the  Company  and Hoechst
                  Roussel Pharmaceuticals  (incorporated by reference to Exhibit
                  10.10 to the  Company's  Registration  Statement  on Form S-1,
                  Registration No.
                  33-36120)

10.4              Asset Purchase Agreement dated December 15, 1992 between the Company, Upsher Smith and Kenneth
                  Evenstad (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K for
                  an event dated December 15, 1992)

10.5              Manufacturing Agreement dated December 15, 1992 between the Company, Upsher Smith and Kenneth
                  Evenstad (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K for
                  an event dated December 15, 1992)

10.6              Asset Purchase Agreement dated March 30, 1993 between the company and Tsumura Medical Inc.
                  (incorporated by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K for the year ended December 31, 1992)

10.7              Trademark Security Agreement dated March 30, 1993 between the company and Tsumura International Inc.
                  (incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993)

10.8              Purchase  Agreement dated November 10, 1993 between Berlex and the  Company,  as amended by  Amendments  Numbers  One and Two thereto,  dated  November  19,  1993  and  December  9,  1993,
                  respectively   (incorporated  by  reference  to  Exhibit  10.1
                  through 10.3 to the Company's  Current  Report on Form 8-K for
                  an event dated December 10, 1993)

10.9              Trademark Security Agreement dated December 9, 1993 between Berlex and the Company (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K for an event dated December
                  10, 1993)

10.10             Supply and Distribution Agreement dated December 9, 1993 between Berlex and the Company
                  (incorporated by reference to Exhibit 10.5 to the Company's Current Report on Form 8-K for an event dated December 10, 1993)

10.11             Stock Purchase Agreement dated as of January 31, 1994 among the Company, Dak and the Krafchuks
                  (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K for an event dated February 14, 1994)

10.12             Form of Plan of Merger dated as of January 31, 1994 between Dak and the Company (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K for an event dated February
                  14, 1994)

10.13             Consulting Agreement dated as of January 31, 1994 between the Company and Dr. Krafchuk (incorporated by references to Exhibit 10.3 to the Company's Current Report on Form 8-K for an event dated
                  February 14, 1994)

10.14             Consulting Agreement dated as of January 31, 1994 between the Company and Mrs. Krafchuk
                  (incorporated by reference to Exhibit 10.4 to the Company's Current Report on Form 8-K for an event dated February 14, 1994)

10.15             Lease Modification Agreement dated as of February 1994 between Dermkraft, Inc., and Dak
                  (incorporated by reference to Exhibit 10.6b to the Company's Current Report on Form 8-K for an event dated February 14, 1994)

10.16             Purchase  and  Assignment  Agreement  between  Upjohn  and the
                  Company, (incorporated by reference to Exhibit 10.21 to the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1993)

10.17             Amendment No. 4 dated January 6, 1996 to the Asset Purchase Agreement dated November 10, 1993 between Berlex Laboratories, Inc. and the Company (incorporated by reference to Exhibit 10.1 to the
                  Company's Current Report on Form 8-K for an event dated January 5, 1996)

10.18             Security Agreement, dated as of January 5, 1995, between the Company and Berlex Laboratories, Inc.
                  (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K for an event dated January 5, 1996)

10.19             Amendment to Trademark Security Agreement, dated as of January 5, 1995, between the Company and
                  Berlex Laboratories, Inc. (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K for an event dated January 5, 1996)
10.20             Settlement Agreement, dated as of September 30, 1996, among the Company, Stiefel Canada, Inc., Trans
                  CanaDern, Inc. and Louis Vogel, et al. (Incorporated by reference to Exhibit 10.1 to the Company's
                  Current Report on Form 8-K for an event dated September 30, 1996)

10.21             Amendment No. 5 dated as of December 23, 1996, to Asset Purchase Agreement between the Company and
                  Berlex (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K for an
                  event dated December 23, 1996).

10.22             Security Agreement and Subsidiary Security Agreement, dated as of December 23, 1996, among Dak
                  Dermatologics, Inc. and Berlex (incorporated by reference to Exhibit 10.2 to the Company's Current
                  Report on Form 8-K for an event dated December 23, 1996).

10.23             Confession of Judgement from the Company and Dak Dermatologics, Inc. with respect to the March 1997 payment (incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K for
                  an event dated December 23, 1996).

10.24             Amendment No. 6 to Asset Purchase Agreement, dated as of September 19, 1997, between the Company and
                  Berlex

10.25             Warrant to purchase up to 750,000 shares of Class A Common Stock of the Company issued to Berlex

10.26             Loan and Security Agreement, dated as of September 19, 1997, among CIT, the Company, Dak, Bradley
                  Pharmaceuticals (Canada), Inc. and Bradley Pharmaceuticals Overseas, Ltd.

10.27             Assignment, Security Agreement and Mortgage - Trademarks and Patents, dated as of September 19,
                  1997, between the Company and CIT

10.28             Assignment, Security Agreement and Mortgage - Trademarks, dated as of September 19, 1997, between
                  Dak and CIT

10.29             Guaranty dated September 19, 1997 of Daniel Glassman issued to CIT

21.1              Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company's Annual
                  Report on Form 10-KSB for the year ended December 31, 1996)

23.1              Consent of Reid & Priest, LLP (included in Exhibit 5.1)

23.2              Consent of Grant Thornton LLP - Page II-11

24.1              Power of Attorney - Page II-7



                                   SIGNATURES

                   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized this 5th day of August, 1998.

                                BRADLEY PHARMACEUTICALS, INC.



                              By/s/ Daniel Glassman
                                -----------------------------
                                Daniel Glassman
                                Chairman of the Board

                   Pursuant to the requirements of the Securities Exchange Act of 1934, this Amendment has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

DATE                            SIGNATURE                              TITLE


August 5, 1998                  /s/ Daniel Glassman                    Chairman of the Board
                                --------------------
                                Daniel Glassman                        President and Chief Financial Officer
                                                                       (Principal Executive Officer
                                                                       and Principal Financial Officer)


August 5, 1998                                 *                        Treasurer and Director
                                -------------------------------
                               Iris Glassman


August 5, 1998                                  *                      Secretary and Director
                                -------------------------------
                                David H. Hillman


August 5, 1998                                   *                     Director
                                --------------------------------
                                Dr. Alan Wolin


August 5, 1998                                  *                      Director
                               ---------------------------------
                                Dr. Philip McGinn



                                  *By: /s/ Daniel Glassman
                                     ---------------------------
                                     Daniel Glassman,
                                     As Attorney In Fact


Item 28.  Undertakings.

         The Company hereby undertakes:


     (a). To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus  any facts or events which,  individually
or  together,   represent  a  fundamental  change  in  the  information  in  the registration statement; and

     (iii) To include any additional or changed material on the plan of distribution.

                                  Exhibit Index

5.1               Opinion of Reid & Priest, LLP

23.1              Consent of Reid & Priest, LLP (included in Exhibit 5.1)

23.2              Consent of Grant Thornton LLP - Page II-9